Exhibit 99.2

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re:                                 )              Chapter 11
                                       )
FEDERAL-MOGUL GLOBAL INC.,             )              Case No. 01-10578 (JKF)
T&N LIMITED, et al.,(1)                )              (Jointly Administered)
                                       )
Debtors.                               )
                                       )


         FINDINGS OF FACT AND CONCLUSIONS OF LAW REGARDING CONFIRMATION OF FOURTH AMENDED JOINT PLAN OF REORGANIZATION FOR DEBTORS AND
                      DEBTORS-IN-POSSESSION (AS MODIFIED)






---------------------------
(1)  The U.S. Debtors (collectively, the "U.S. Debtors") are Carter
Automotive Company, Inc., Federal-Mogul Corporation, Federal-Mogul Dutch Holdings Inc., Federal-Mogul FX, Inc., Federal-Mogul Global Inc., Federal-Mogul Global Properties, Inc., Federal-Mogul Ignition Company, Federal-Mogul Machine Tool, Inc., Federal-Mogul Mystic, Inc., Federal-Mogul Piston Rings, Inc., Federal-Mogul Powertrain, Inc., Federal-Mogul Products, Inc., Federal-Mogul Puerto Rico, Inc., Federal-Mogul U.K. Holdings, Inc., Federal-Mogul Venture Corporation, Federal-Mogul World Wide, Inc., Felt Products Manufacturing Co., FM International LLC, Ferodo America, Inc., Gasket Holdings Inc., J.W.J. Holdings, Inc., McCord Sealing, Inc., and T&N Industries Inc.

     The U.K. Debtors to which these Findings of Fact and Conclusions of Law apply (collectively, the "U.K. Debtors") are AE Piston Products Limited, Aeroplane & Motor Aluminium Castings Limited, Ashburton Road Services Limited, Brake Linings Limited, Duron Limited, Edmunds, Walker & Co. Limited, Federal-Mogul Aftermarket UK Limited, Federal-Mogul Bradford Limited, Federal-Mogul Bridgwater Limited, Federal-Mogul Camshaft Castings Limited, Federal-Mogul Camshafts Limited, Federal-Mogul Engineering Limited, Federal-Mogul Eurofriction Limited, Federal-Mogul Friction Products Limited, Federal-Mogul Global Growth Limited, Federal-Mogul Ignition (U.K.) Limited, Federal-Mogul Powertrain Systems International Limited, Federal-Mogul Sealing Systems (Cardiff) Limited, Federal-Mogul Sealing Systems (Rochdale) Limited, Federal-Mogul Sealing Systems (Slough) Limited, Federal-Mogul Sealing Systems Limited, Federal-Mogul Shoreham Limited, Federal Mogul Sintered Products Limited, Federal-Mogul Systems Protection Group Limited, Federal-Mogul Technology Limited, Ferodo Caernarfon Limited, Ferodo Limited, Fleetside Investments Limited, F-M UK Holding Limited, Friction Materials Limited, Greet Limited, Halls Gaskets Limited, Hepworth & Grandage Limited, J.W. Roberts Limited, Lanoth Limited, Newalls Insulation Company Limited, TAF International Limited, T&N Holdings Limited, T&N International Limited, T&N Investments Limited, T&N Limited, T&N Materials Research Limited, T&N Piston Products Group Limited, T&N Properties Limited, T&N Shelf Eighteen Limited, T&N Shelf Nineteen Limited, T&N Shelf One Limited, T&N Shelf Seven Limited, T&N Shelf Three Limited, T&N Shelf Twenty Limited, T&N Shelf Twenty-One Limited, T&N Shelf Twenty-Six Limited, TBA Belting Limited, TBA Industrial Products Limited, Telford Technology Supplies Limited, The Washington Chemical Company Limited, Turner & Newall Limited, Turner Brothers Asbestos Company Limited, and Wellworthy Limited. Unlike all the other U.K. Debtors, T&N Investments Limited is a Scottish rather than English company and commenced administration in Scotland in April 2002. Certain additional U.K. affiliates of the U.S. Debtors and U.K. Debtors have commenced chapter 11 cases but are not subjects of these Findings of Fact and Conclusions of Law. 2007); Debtors' Notice of Filing Deposition Counter-Designations and Deposition Transcript Excerpts, D.I. 12940 (July 6, 2007) (Beckeman, Conroy, McGovern); Pneumo Abex LLC's Counter Designation of Deposition Transcript of Steven L. Fasman, D.I. 12941 (July 6,
2007); Plan Proponents' Counter-Designations of the Deposition Testimony of Peter Van N. Lockwood, D.I. 12945 (July 6, 2007); Plan Proponents' Revised Designations of the Deposition Testimony of George L. Priest, D.I. 13015 (July 17, 2007); Cooper Industries, LLC's and Pneumo Abex LLC's Designations of the Deposition Testimony of Troy Chute, Kirk Hartley and Christian Singewald D.I. 13017 (July 17, 2007); Pneumo Abex LLC's Counter-Designation of Deposition Transcripts of Dexter L. Kenfield, D.I. 13063 (July 24, 2007) (April 17, 2007 and June 28, 2007 Kenfield Depositions); Pneumo Abex LLC's Counter-Designation of Deposition Transcript of Mark A. Underberg, D.I. 13064 (July 24, 2007); Cooper Industries, LLC's Counter Designations of the Deposition Testimony of Diane Schumacher, D.I. 13067 (July 24, 2007); Debtors' Notice of Filing Deposition Counter-Designations and Deposition Transcript Excerpts, D.I. 13068 (July 24, 2007) (Gasparovic, Katz, Logan, Zamoyski). (5) The Plan Objectors also submitted designations of certain deposition testimony. Certain Insurers' Notice of Filing Deposition Designations and Deposition Transcript Excerpts, D.I. 12674 (June 13, 2007) (Gasparovic, Kenfield (April 17, 2007 Deposition), Klebe, Logan, McGovern, Underberg, Zamoyski); PepsiAmericas' Second Notice of Filing Deposition Designations and Deposition Transcript Excerpts, D.I. 12771 (June 19,
2007) (Gasparovic, Green, Helz, Kenfield (April 17, 2007 Deposition), Polzin); PepsiAmericas' Notice of Filing Corrected Deposition Designations and Deposition Transcript Excerpts, D.I. 12877 (June 29, 2007) (Fasman, Klebe, Lockwood, Logan, Nabors, Schumaker); Certain Insurers' Notice of Filing Deposition Designations and Deposition Transcript Excerpts, D.I. 12893 (June 29, 2007) (Beckeman, Conroy, Fasman, Florence, Green, Helz, Henkin, Lockwood, Nabors, Polzin); Travelers Notice of Filing Deposition Designations and Deposition Transcript Excerpts, D.I. 13005 (July 17, 2007) (Logan, Zamoyski); Mt. McKinley Insurance Company's Notice of Filing of Deposition Designations and Deposition Transcript Excerpts of Witnesses Testifying at Confirmation Hearing on July 9-10, 2007, D.I. 13006 (July 17, 2007) (Katz); PepsiAmericas, Inc.'s Notice of Filing Deposition Designations and Deposition Transcript Excerpts from July 9 and July 10, 2007, D.I. 13013 (July 17, 2007) (Kenfield (April 17, 2007 and June 28, 2007
Depositions), Price, Schultz, Singewald); Certain Insurers' Notice of Filing Deposition Designations

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                                                      TABLE OF CONTENTS

                                                                                                            Page
I.   FINDINGS OF FACT........................................................................................10

     A.       BACKGROUND CONCERNING THE DEBTORS' BUSINESSES..................................................10

              1.       Description of the Debtors' Business Operations.......................................10

              2.       Commencement of the Chapter 11 Cases and Administration Proceedings
                       for the U.K. Debtors..................................................................11

     B.       HISTORY AND NUMBER OF ASBESTOS PERSONAL INJURY CLAIMS
              ASSERTED AGAINST THE DEBTORS.............12

              1.       Background............................................................................12

              2.       T&N Claims............................................................................12

              3.       Flexitallic Claims (Claims Against Debtor Gasket Holdings Inc. ("GHI"))...............18
                                                                                        ---

              4.       Ferodo Claims.........................................................................20

              5.       Fel-Pro Claims........................................................................21

              6.       Claims Against Federal-Mogul Corporation (including Vellumoid Claims).................22

              7.       Wagner Claims (Certain Asbestos Personal Injury Claims Asserted Against Debtor
                       Federal-Mogul Products, Inc.).........................................................24

              8.       Other Asbestos Personal Injury Claims Asserted Against the Debtors....................26

     C.       DEVELOPMENT AND NEGOTIATION OF THE PLAN........................................................28

     D.       MODIFICATIONS TO THE PLAN......................................................................33

     E.       COMPLIANCE WITH THE REQUIREMENTS OF SECTION 1129 OF THE BANKRUPTCY CODE........................33

              1.       Section 1129(a)(1) -- Compliance of the Plan with Applicable Provisions of the
                       Bankruptcy Code.......................................................................33

                       a.       Sections 1122 and 1123(a)(1)-(4) -- Classification and Treatment
                                of Claims and Interests......................................................33

                       b.       Section 1123(a)(5) -- Adequate Means for Implementation of the Plan..........37
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

                       c.       Section 1123(a)(6) -- Prohibition Against
                                the Issuance of Nonvoting Equity Securities
                                and Adequate Provisions for Voting Power of
                                Classes of Securities........................................................38

                       d.       Section 1123(a)(7) -- Selection of Directors and Officers in a Manner
                                Consistent with the Interests of Creditors and Equity Security Holders and
                                Public Policy................................................................39

                       e.       Section 1123(b)(1) -- Impairment of Claims and Equity Interests..............39

                       f.       Section 1123(b)(2) -- Assumption or Rejection of Executory Contracts and
                                Unexpired Leases.............................................................40

                       g.       Section 1123(b)(3) -- Retention, Enforcement and Settlement of Claims Held by
                                the Debtors..................................................................40

                       h.       Section 1123(b)(5) -- Modification of the Rights of Holders of Claims........41

                       i.       Section 1123(b)(6) -- Other Provisions Not Inconsistent with Applicable
                                Provisions of the Bankruptcy Code............................................41

                       j.       Section 1123(d) -- Cure of Defaults..........................................41

              2.       Section 1129(a)(2) -- Compliance with Applicable Provisions of the Bankruptcy Code....42

              3.       Section 1129(a)(3) -- Proposal of the Plan in Good Faith..............................43

              4.       Section 1129(a)(4) -- Court Approval of Certain Payments as Reasonable................44

              5.       Section 1129(a)(5) -- Disclosure of Identity of Proposed Management, Compensation of
                       Insiders and Consistency of Management Proposals with the Interests of Creditors and
                       Public Policy.........................................................................45

              6.       Section 1129(a)(6) -- Approval of Rate Changes........................................45

              7.       Section 1129(a)(7) -- Best Interests of Holders of Claims and Equity Interests........45

              8.       Section 1129(a)(8) -- Acceptance of the Plan by Each Impaired Class...................46

              9.       Section 1129(a)(9) -- Treatment of Claims Entitled to Priority Pursuant to Section
                       507(a) of the Bankruptcy Code.........................................................48

              10.      Section 1129(a)(10) -- Acceptance By at Least One Impaired, Non-Insider Class.........49

              11.      Section 1129(a)(11) -- Feasibility of the Plan........................................49
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

              12.      Section 1129(a)(12) -- Payment of Bankruptcy Fees.....................................50

              13.      Section 1129(a)(13) -- Retiree Benefits...............................................50

              14.      Section 1129(d) -- Purpose of Plan....................................................50

     F.       THE TRUST AND THE THIRD PARTY INJUNCTION COMPLY WITH SECTION 524(g) OF THE BANKRUPTCY CODE.....51

              1.       The Trust Satisfies the Requirements of Section
                       524(g)(2)(B)(i) of the Bankruptcy Code................................................51

              2.       The Trust Satisfies the Requirements of Section
                       524(g)(2)(B)(ii) of the Bankruptcy Code...............................................52

              3.       The Extension of the Third Party Injunction to Third Parties Is Appropriate Pursuant
                       to Section 524(g)(4) of the Bankruptcy Code...........................................57

              4.       The Interests of Future Asbestos Claimants were Properly Represented by the Future
                       Claimants Representative..............................................................60

              5.       Entry of the Third Party Injunction Is Fair and Equitable with Respect to Future
                       Asbestos Claimants....................................................................60

     G.       THE SUPPLEMENTAL INJUNCTION IS APPROPRIATE AND NECESSARY TO SUPPLEMENT THE INJUNCTIVE EFFECT OF
              THE DISCHARGE AS PROVIDED IN SECTIONS 1141 AND 524 OF THE BANKRUPTCY CODE......................61

     H.       THE ASBESTOS INSURANCE ENTITY INJUNCTION SATISFIES THE REQUIREMENTS OF SECTION 105(a) OF THE
              BANKRUPTCY CODE................................................................................61

     I.       COMPREHENSIVE SETTLEMENT OF CLAIMS AND  CONTROVERSIES..........................................62

     J.       SATISFACTION OF CONDITIONS TO CONFIRMATION.....................................................63

     K.       SPECIFIC FINDINGS OF FACT RELATING TO SETTLEMENT OF ASBESTOS PROPERTY DAMAGE CLAIMS FILED BY
              SPEIGHTS & RUNYAN..............................................................................66

     L.       SPECIFIC FINDINGS OF FACT RELATING TO PLAN B SETTLEMENT........................................67

     M.       SPECIFIC FINDINGS OF FACT ON INSURANCE NEUTRALITY OF THE PLAN..................................69

II.  CONCLUSIONS OF LAW......................................................................................70

     A.       JURISDICTION AND VENUE.........................................................................70

     B.       MODIFICATIONS TO THE PLAN......................................................................71
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

     C.       EXEMPTIONS FROM TAXATION.......................................................................71

     D.       COMPLIANCE WITH SECTION 1129 OF THE BANKRUPTCY CODE............................................72

     E.       COMPLIANCE WITH SECTION 524(g) OF THE BANKRUPTCY CODE..........................................72

     F.       PROPRIETY OF VARIOUS AGREEMENTS AND PLAN-RELATED DOCUMENTS.....................................72

     G.       GOOD FAITH NEGOTIATION, IMPLEMENTATION AND CONSUMMATION........................................74

     H.       ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND THE INDEMNIFICATION OBLIGATIONS.....75

     I.       APPROVAL OF THE DISCHARGES, RELEASES, INJUNCTIONS, INDEMNIFICATIONS AND EXCULPATIONS PROVIDED
              UNDER THE PLAN.................................................................................76

     J.       CONCLUSIONS OF LAW CONCERNING INSURANCE NEUTRALITY OF THE PLAN AND INSURER STANDING............77

     K.       TRANSFER AND ASSIGNMENT OF ASBESTOS INSURANCE ACTION RECOVERIES, ASBESTOS INSURANCE ACTIONS,
              AND THE ASBESTOS IN-PLACE INSURANCE COVERAGE...................................................78

     L.       OBJECTIONS TO THE PLAN.........................................................................78
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                                       iv

                                  INTRODUCTION

                  WHEREAS, the debtors and debtors-in-possession identified in footnote 1 of these Findings of Fact and Conclusions of Law (collectively, the "Debtors" and, as reorganized entities after emergence, the "Reorganized Debtors"), together with the Official Committee of Unsecured Creditors (the "Unsecured Creditors Committee"), the Official Committee of Asbestos Claimants (the "Asbestos Claimants Committee"), the Legal Representative for Future Asbestos Claimants (the "Future Claimants Representative"), the Official Committee of Equity Security Holders (the "Equity Committee"), and JPMorgan Chase Bank, N.A., as Administrative Agent under the Bank Credit Agreement (the "Administrative Agent" and, collectively, with the Debtors, the Unsecured Creditors Committee, the Asbestos Claimants Committee, the Future Claimants Representative and the Equity Committee, the "Plan Proponents"), proposed the Fourth Amended Joint Plan of Reorganization, dated February 7, 2007 (D.I. 11527, 11528, 11529), as modified by the Modifications, as defined below (as it may be further modified hereafter, the "Plan");(2)

                  WHEREAS, on June 14, 2004, the Bankruptcy Court entered that certain Order (I) Establishing Procedures For Solicitation and Tabulation of Votes To Accept or Reject Amended Joint Plan of Reorganization; (II) Approving Forms of Ballots; (III) Approving Form and Scope of Notice of the Plan & Confirmation Hearing; (IV) Establishing a Record Date for Voting Purposes Only; and (V) Approving Retention of Voting Agent (D.I. 5153) (the "Solicitation Procedures Order"), by which the Bankruptcy Court, among other things, established procedures for the solicitation and tabulation of votes to accept or reject the Third Amended Joint Plan of Reorganization for the Debtors (the "Third Amended Plan");

------------------
(2) Capitalized terms and phrases used but not otherwise defined herein have the meanings given to them in the Plan.

                  WHEREAS, on February 7, 2007, the Bankruptcy Court entered that certain Order Approving (I) Scope of Resolicitation of Fourth Amended Joint Plan of Reorganization; (II) Procedures and Ballot Forms for Resolicitation of Certain Votes to Accept or Reject the Plan; (III) Procedures and Ballot Forms for Solicitation of Votes on Plan that Implements the Plan A Settlement from Holders of Pneumo Asbestos Claims; and (IV) Supplemental Publication Notice (D.I. 11509) (the "Supplemental Solicitation Procedures Order"), by which the Bankruptcy Court, among other things, established procedures for the solicitation and tabulation of votes to accept or reject the Plan, including providing that votes cast on the Third Amended Plan would be treated as votes on the Plan;

                  WHEREAS, on June 4, 2004, the Bankruptcy Court entered that certain Order (I) Approving Disclosure Statement, (II) Setting Date and Time of Confirmation Hearing With Respect to the Plan of Reorganization for the Debtors, and (III) Establishing Objection Procedures for the Plan of Reorganization for the Debtors (D.I. 582593055) (the "Disclosure Statement Order"), by which the Bankruptcy Court, among other things, approved the Disclosure Statement Describing Third Amended Joint Plan of Reorganization dated as of June 4, 2004 (D.I. 5122, 5123) (the "Disclosure Statement");

                  WHEREAS, on February 7, 2007, the Bankruptcy Court entered that certain Order (I) Approving Supplemental Disclosure Statement Relating to Fourth Amended Joint Plan of Reorganization, (II) Setting Date and Time of Confirmation Hearing with Respect to Plan of Reorganization, and (III) Establishing Objection Procedures for Plan of Reorganization (D.I. 11510) (the "Supplemental Disclosure Statement Order") pursuant to which the Bankruptcy Court, among other things, approved the Supplemental Disclosure Statement Relating to Fourth Amended Joint Plan of Reorganization (D.I. 11530) (the "Supplemental Disclosure Statement");

                  WHEREAS, the Bankruptcy Court subsequently scheduled a hearing to consider Confirmation of the Plan to commence on June 18, 2007 at 9:00 a.m., prevailing Eastern time, and which hearing continued on June 19-21, 2007, July 9-10, 2007, and October 1-2, 2007 (the "Confirmation Hearing");

                  WHEREAS, an affidavit of service was executed by John H. Doherty II of R.R. Donnelley & Sons Company, as noticing agent for the Debtors, with respect to the mailing of Solicitation Packages (as defined in the Solicitation Procedures Order), which included, among other things, (i) the Disclosure Statement and the exhibits thereto (including, without limitation, the Third Amended Plan), (ii) Court-approved ballots and master ballots to be used in voting on the Third Amended Plan, (iii) certain notices concerning the Third Amended Plan, and (iv) certain orders of the Bankruptcy Court, which materials were served upon holders of Claims and Equity Interests in accordance with the Disclosure Statement Order and the Solicitation Procedures Order, which affidavit of service was filed with the Bankruptcy Court on August 24, 2004 (D.
I. 5572) (the "August 2004 Affidavit of Service");

                  WHEREAS, an affidavit of service was executed by Gina M. Ziegler of The Garden City Group, Inc. ("GCG") with respect to the mailing of Solicitation Packages (as defined in the Supplemental Solicitation Procedures Order), which included, among other things, (i) the Supplemental Disclosure Statement and the exhibits thereto, (ii) the Plan (with exhibits, including, without limitation, the Addendum), (iii) Court-approved ballots and master ballots to be used by certain holders of Claims and Pneumo Asbestos Claims in voting (or re-voting, as applicable) on the Plan and the Plan A Settlement, and
(iv) certain orders of the Bankruptcy Court, which materials were served upon holders of Claims and Equity Interests in accordance with the Supplemental Disclosure Statement Order and Supplemental Solicitation Procedures Order, which affidavit of service was filed with the Bankruptcy Court on March 6, 2007 (D.I. 11692) (the "March 2007 Affidavit of Service");

                  WHEREAS, the Affidavit of Wayne L. Pines on Completion of Notification Programs Relating to Debtors' Reorganization Proceedings (the "Publication Affidavit") was filed with the Bankruptcy Court on November 23, 2004 (D.I. 6440) regarding, inter alia, the publication of the notices approved by the Bankruptcy Court in certain magazines and newspapers in the United States, the United Kingdom, and more than 120 other countries, as set forth in the Solicitation Procedures Order;

                  WHEREAS, certain Affidavits of Publication of the Notice of the Rescheduled Confirmation Hearing in The Wall Street Journal, The New York Times, USA Today, and The Detroit Free Press were filed with the Bankruptcy Court on April 26, 2007 (D.I. 12186, 12187, 12188, 12189) regarding, inter alia, the publication of the notices approved by the Bankruptcy Court as set forth in the Supplemental Solicitation Procedures Order (the "Supplemental Publication Affidavits");

                  WHEREAS, GCG, as the Court-appointed solicitation and tabulation agent in respect of the Plan, filed the Declaration of Jeffrey S. Stein of The Garden City Group, Inc. Certifying the Methodology for the Tabulation of Votes and Results of Voting with Respect to the Fourth Amended Joint Plan of Reorganization on May 1, 2007 (D.I. 12241), which was subsequently amended on May 3, 2007 (D.I. 12267) and June 15, 2007 (D.I. 12755) (as so
amended, the "Ballot Certification");

                  WHEREAS, objections to Confirmation of the Plan (or joinders to such objections to Confirmation of the Plan) (collectively, the "Objections") were filed by: (i) the Office of the United States Trustee (D.I. 11956, 12579),

(ii) General Motors Corporation (D.I. 11966), (iii) the United States (D.I. 12001), (iv) Oracle USA, Inc. (D.I. 11998), (v) Owens-Illinois, Inc. (D.I. 11983, 12131, 12580), (vi) Doris Everitt, et al., (D.I. 11969, 12574), (vii) the
Estate of Thurston Little and the Estate of Billy R. Scruggs (D.I. 11967, 12575), (viii) DaimlerChrysler Corporation and Volkswagen of America, Inc. (D.I. 12115, 12573), (ix) Ford Motor Company (D.I. 12116, 12572), (x) Globe Indemnity Company and Royal Indemnity Company (D.I. 12117, 12660), (xi) Certain AIG Member Companies (D.I. 12126, 12694), (xii) the ACE Insurers (D.I. 12127, 12587),
(xiii) TIG Insurance Company (D.I. 12129, 582593469), (xiv) Travelers (D.I. 12133, 12584), (xv) Mt. McKinley Insurance Company (D.I. 12134), (xvi) Columbia Casualty Company, Continental Casualty Company, and Continental Insurance Company (D.I. 12135, 12598), (xvii) OneBeacon America Insurance Company, Seaton Insurance Company, and Stonewall Insurance Company (D.I. 12137, 12585, 582593413), (xviii) Fireman's Fund Insurance Company and National Surety Company (D.I. 12139, 12646), (xix) Certain Underwriters at Lloyd's, London and Certain London Market Companies (D.I. 12140, 12576), (xx) PepsiAmericas, Inc. (D.I. 12141, 12600), (xxi) Federal Insurance Company (D.I. 12142, 12588), (xxii)
Employers Insurance Company of Wausau (D.I. 12143, 12601), (xxiii) Joseph Mallia (D.I. 12146), (xxiv) Hartford Accident & Indemnity Company, First State Insurance Company, and New England Insurance Company (D.I. 12147, 12611), (xxv) Robert Cleghorn (D.I. 12019), (xxvi) Rothschild, Inc. (D.I. 12269), (xxvii) MagneTek, Inc. (D.I. 12499), (xxviii) International Union, United Auto Workers (D.I. 11979), (xxix) Allianz Global Corporate & Specialty AG, Allianz Global Risks U.S. Insurance Company, and Allianz Underwriters Insurance Company (D.I. 12645), and (xxx) Liberty Mutual Insurance Company (D.I. 13381);

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                  WHEREAS, on May 4, June 4, June 11, June 14, July 31, and
August 31, 2007 the Plan Proponents, Cooper and Pneumo Abex filed certain memoranda of law in support of Confirmation of the Plan and in response to certain of the Objections (D.I. 12281, 12282, 12602, 12605, 12609, 582593482,
582593483, 12697, 582593565, 582593566) (the "Confirmation Briefs");

                  WHEREAS, on various dates, the parties submitting the Objections filed briefs in support of the Objections (the "Objector Briefs");

                  WHEREAS, the declarations of Robert L. Katz (D.I. 13053), Michael Henkin (Docket No. 13053), Jayne Conroy (D.I. 13053), Kurt Beckeman (D.I. 13053), Charles H. Polzin (D.I. 12615), Eric D. Green (D.I. 12923 (the "Green Decl."), 12924 (the "Green Rev. Plan A Decl.")), B. Thomas Florence, Ph.D. (D.I. 12589, 12590 (the "Florence Fel-Pro Decl."), 12591 (the "Florence Vel. Decl.")), Francis McGovern (D.I. 13053), Peter Van N. Lockwood (D.I. 13053), Clinton B. Fisher (D.I. 12675), Olin Lee Harn III (D.I. 12568), Diane K. Schumacher (D.I. 12936), Steven L. Fasman (D.I. 12931), Terry Helz (D.I. 12937), and Linda Nabors (D.I. 12607) (3) together with various exhibits and attachments thereto, were submitted in support of confirmation of the Plan (collectively, the "Plan Supporter Declarations");(4)

------------------
(3) Certain of the Plan Supporter Declarations were filed collectively under one docket number (D.I. 13053) following modifications made to such declarations as a result of consensual resolutions to objections thereto raised by the Plan Objectors and/or evidentiary rulings of the Bankruptcy Court.

(4) The Plan Supporters also submitted designations of certain deposition testimony. Future Claimants' Representative's Counter-Designation of Deposition Transcript of Eric D. Green re: PepsiAmerica's Deposition Designation, D.I. 12925 (July 6, 2007); Future Claimants' Representative's Counter-Designation of Deposition Transcript of Eric D. Green re: Certain Insurers' Deposition Designation, D.I. 12926 (July 6, 2007); Future Claimants' Representative's Motion to Strike Certain Insurers' Deposition Designations and Submission of Deposition Counter-Designation Excerpts re: B. Thomas Florence, Ph.D., D.I. 12935 (July 6, 2007); Cooper Industries LLC's Counter Designations of the Deposition Testimony of Terrance Helz and Linda Nabors, D.I. 12938 (July 6,

                  WHEREAS, the declarations of Randall Lambert (D.I. 12570), Tapan K. Nayak (D.I. 12571), Professor George L. Priest (D.I. 582593515), Mark
A. Behrens (D.I. 582593509), Joseph J. Renn, M.D. (D.I. 582593507), David
Steuber (D.I. 13082), Kirk Hartley (D.I. 13033), Troy Chute (D.I. 13072), Dr. Francine F. Rabinovitz (D.I. 12784), Somers S. Price (D.I. 582593511), and Robert H. Schultz (D.I. 12922) (together with various exhibits and attachments thereto, were submitted in opposition to confirmation of the Plan (collectively, the "Plan Objector Declarations");(5)

                  WHEREAS, the Plan Proponents filed a modified version of the Plan on June 4, 2007 (D.I. 12620, 12621, 12622) and additionally filed certain modifications to the Plan and other Plan Documents on July 31, 2007 (D.I. 582593567), September 26, 2007 (D.I. 13374), September 27, 2007 (D.I. 13391),
October 30, 2007 (D.I. 13614) and November 5, 2007 (D.I. 13649) (collectively, the "Modifications");

                  WHEREAS, the Bankruptcy Court has reviewed the Plan (including, for the avoidance of doubt, the Modifications), the Disclosure Statement, the Supplemental Disclosure Statement, the Disclosure Statement Order, the Supplemental Disclosure Statement Order, the Solicitation Procedures Order, the Supplemental Solicitation Procedures Order, the August 2004 Affidavit of Service, the March 2007 Affidavit of Service, the Publication Affidavit, the Supplemental Publication Affidavits, the Ballot Certification, the Objections, the Confirmation Briefs, the Objector Briefs, the Plan Supporter Declarations, the Plan Objector Declarations, and the other papers and materials before the Bankruptcy Court in connection with Confirmation of the Plan;

                  WHEREAS, the Bankruptcy Court (1) heard the statements of counsel in support of Confirmation, (2) heard the statements of counsel in opposition to Confirmation, and (3) considered the Plan Supporter Declarations and Plan Objector Declarations submitted into evidence, all as reflected in the record made at the Confirmation Hearing;


--------------------------------------------------------------------------------
and Deposition Transcript Excerpts, D.I. 13014 (July 17, 2007) (Katz, Schumaker); Mt. McKinley Insurance Company's Notice of Filing of "Corrected" Deposition Designations and Deposition Transcript Excerpts of Diane Schumacher, D.I. 13024 (July 18, 2007); PepsiAmericas, Inc.'s Notice of Filing Counter-Deposition Designations and Deposition Transcript Excerpts from July 9 and July 10, 2007 Regarding Troy L. Chute, D.I. 13065 (July 24, 2007); PepsiAmericas, Inc.'s Notice of Filing Counter-Deposition Designations and Deposition Transcript Excerpts from July 9 and July 10, 2007 Regarding Kirk T. Hartley, D.I. 13066 (July 24, 2007).

                  WHEREAS, the Bankruptcy Court has considered all evidence submitted at the Confirmation Hearing;

                  WHEREAS, the Bankruptcy Court has taken judicial notice of the papers and pleadings on file and prior Court hearings in these Reorganization Cases;

                  WHEREAS, the Bankruptcy Court has separately entered concurrently herewith that certain Order Confirming Fourth Amended Joint Plan of Reorganization for Debtors and Debtors-in-Possession (As Modified);

                  WHEREAS, the Bankruptcy Court has separately entered or may enter (i) that certain Order Approving Addendum of Additional Provisions Incorporated Into Joint Plan of Reorganization (Pneumo Abex "Plan A" Settlement), and (ii) those certain Findings of Fact and Conclusions of Law Regarding Addendum of Additional Provisions Incorporated Into Joint Plan of Reorganization (Pneumo Abex "Plan A" Settlement) (the "Plan A Settlement Findings and Conclusions"), which Plan A Settlement Findings and Conclusions relate exclusively to the Plan A Settlement and the Addendum;

                  WHEREAS, the findings of fact and conclusions of law set out below (the "Findings of Fact and Conclusions of Law") are in addition to, and are separate from, the Plan A Settlement Findings and Conclusions, and relate to the Confirmation of the Plan and the authorization and approval of the various transactions, settlements and agreements contemplated thereby or to be implemented in connection therewith, including, without limitation, the approval of the Plan B Settlement Agreement (but excluding the Addendum and the Definitive Documents (as such term is defined in the Addendum), which are the subject of the Plan A Approval Order and the Plan A Settlement Findings and Conclusions);

                  NOW, THEREFORE, the Bankruptcy Court hereby enters the following Findings of Fact and Conclusions of Law with respect to Confirmation of the Plan.(6)

I        FINDINGS OF FACT.

         A.       BACKGROUND CONCERNING THE DEBTORS' BUSINESSES

                  1.  Description of the Debtors' Business Operations

                      a. The Debtors, together with their non-Debtor Affiliates (collectively, the "Federal-Mogul Group"), are collectively a leading global supplier of vehicular parts, components, modules and systems to customers in the automotive, small engine, heavy-duty, marine, railroad, aerospace and industrial markets. (See Form 10-K for Federal-Mogul Corporation for the year ending December 31, 2006 (Ex. PS-173) at 4.) The Federal-Mogul Group has business operations in 34 countries. (Id.) The Federal-Mogul Group collectively employed approximately 43,100 people on a full-time basis as of December 31, 2006. (Id. at 17.) Also as of December 31, 2006, the Federal-Mogul Group had approximately $7.2 billion in assets. (Id. at 13.) During the fiscal year ending December 31, 2006, the Federal-Mogul Group had approximately $6.3 billion in sales. (Id.)

                      b. Federal-Mogul Corporation ("Federal-Mogul") is a corporation organized and existing under the laws of the State of Michigan. (Id. at cover page.) Federal-Mogul is the ultimate corporate parent of each of the Debtors other than itself and their non-Debtor Affiliates. (Id. at 4.) Each of the U.S. Debtors is a corporate entity organized under the laws of one of the states of the United States and is a direct or indirect subsidiary of

------------------
(6) These Findings of Fact and Conclusions of Law constitute the Bankruptcy Court's findings of fact and conclusions of law under Fed. R. Civ. P. 52, as made applicable herein by Bankruptcy Rules 7052 and 9014. Any finding of fact shall constitute a finding of fact even if it is referred to as a conclusion of law, and any conclusion of law shall constitute a conclusion of law even if it is referred to as a finding of fact. Citations to the Bankruptcy Code and Bankruptcy Rules are to the sections and rules as applicable to the Debtors' Reorganization Cases.

Federal-Mogul. (Id.) Each of the U.K. Debtors is a corporate entity organized under the laws of England and Wales (or in the case of T&N Investments Limited, organized under the laws of Scotland) and is a direct or indirect subsidiary of Federal-Mogul. (See Plan Ex. 1.1.173 (Explanatory Statement for Principal CVAs) ss. 4.4.)

                  2. Commencement of the Chapter 11 Cases and Administration Proceedings for the U.K. Debtors

                      a. There are 157 entities within the Federal-Mogul Group that have commenced Reorganization Cases before this Court. (See Order Directing Joint Administration of Chapter 11 Cases, D.I. 56 (entered Oct. 5, 2001).) Of those entities, 82 have proposed plans of reorganization that are collectively embodied in the Plan. (Plan at 1 n.1.) In addition to the Reorganization Cases, 133 of the entities within the Federal-Mogul Group that commenced Reorganization Cases before this Court - each of which is incorporated under the laws of England and Wales - commenced administration proceedings before the High Court of Justice in London, England on October 1, 2001. (See Plan Ex. 1.1.173 (Explanatory Statement for Principal CVAs) ss. 4.4.) One additional Debtor (T&N Investments Limited) is incorporated under the laws of Scotland and commenced administration proceedings before the Court of Session in Edinburgh, Scotland in April 2002. (Id.)

                      b. In connection with the commencement of the administration proceedings, the relevant courts in the United Kingdom appointed individuals to act as Administrators of the companies that had commenced the administration proceedings (the "Administrators") (Id.) Under U.K. law, the Administrators had broad powers to oversee the businesses of the U.K. entities that had commenced administration proceedings. However, in the Reorganization Cases, the Administrators assigned much of their authority to oversee the U.K. entities' businesses to the Debtors' management pursuant to a Cross-Border

Insolvency Protocol entered into by the Debtors' management and the Administrators and approved by both the Bankruptcy Court and the relevant courts in the United Kingdom. (See Final Order Approving Cross-Border Insolvency Protocol, D.I. 1241 (entered Feb. 13, 2002).)

         B. HISTORY AND NUMBER OF ASBESTOS PERSONAL INJURY CLAIMS ASSERTED AGAINST THE DEBTORS.

                  1.  Background

                      a. As of the Petition Date, there were collectively more than 500,000 asbestos personal injury claims pending against various defendant Debtors relating to one of seven (7) "streams" of asbestos liabilities. (Conroy Decl. P. P. 5-28; Polzin Decl. P. P. 4-15.) These claims arose from asbestos-containing products manufactured by those Debtors or their predecessors-in-interest. (Id.) Many of those various corporate acquisitions were made from the 1960s through the 1990s. The seven "streams" of asbestos liabilities are (i) T&N Claims (asserted against Debtor T&N Limited and certain of its United Kingdom subsidiaries), (ii) Flexitallic Claims (asserted against a Debtor known as Gasket Holdings Inc.), (iii) Ferodo Claims (asserted against Debtor Ferodo America, Inc.), (iv) Fel-Pro Claims (asserted against Debtor Felt Products Manufacturing Co.), (v) Vellumoid Claims (asserted against Debtor Federal-Mogul Corporation), (vi) Wagner Claims (asserted against Debtor Federal-Mogul Products, Inc.), and (vii) Pneumo Asbestos Claims (also asserted against Debtor Federal-Mogul Products, Inc.). (Id.) Certain additional asbestos-related claims have been asserted against others of the Debtors as well, as discussed in Section I.B.8, infra. Each of these "streams" or types of asbestos liabilities is described in detail below.

                  2.  T&N Claims

                      a. Background Concerning T&N's Historical Businesses

                        i. Debtor T&N Limited ("T&N") is a wholly-owned indirect subsidiary of Federal-Mogul that was acquired in March 1998 when Federal-Mogul Global Growth Limited (a wholly-owned U.K. subsidiary of Federal-Mogul) purchased 100% of its stock. T&N was incorporated in England in February 1920 as Turner & Newall, Ltd. At the date of its incorporation, T&N was a holding company that constituted an amalgamation of four (4) pre-existing U.K. companies involved in the manufacture of asbestos-containing materials that were earlier separately owned by the Turner and Newall families, who were prominent industrialists in northwestern England. (Conroy Decl. P. 6.)

                        ii. The four original companies from which T&N was formed - Turner Brothers Asbestos Company Limited, The Washington Chemical Company Limited, J.W. Roberts Limited, and Newalls Insulation Company Limited ("Newalls") - manufactured asbestos-containing textiles, thermal insulation, industrial insulating mattresses or, in the case of Newalls, installed manufactured insulation materials. Asbestos was used in these applications because of its unique fire and heat-resistant properties and its light weight. (Conroy Decl. P. 7.) From the 1920s to the 1980s, the T&N group of companies expanded into the manufacture, distribution, sale and installation of virtually every type of asbestos-containing product in numerous countries throughout the world, including sprayed-on and pre-formed asbestos-containing insulation, asbestos cement pipe, asbestos-containing building materials, and numerous other products. The T&N group of companies also eventually owned or controlled asbestos mines in Canada and southern Africa. (Id.)

                        iii. Throughout its history, T&N conducted its various businesses through a number of wholly-owned U.K. "agency" companies. These companies conducted business as undisclosed agents for T&N, as principal. As a result of this undisclosed agency relationship, T&N has historically accepted responsibility in the U.S. asbestos-related litigation for the products and actions of its various U.K. agency companies. (Conroy Decl. P. 8; see also In re Federal-Mogul Global Inc., 330 B.R. 133, 138 (D. Del. 2005).) In both the United States and the United Kingdom, holders of asbestos-related claims have asserted such claims against either or both of T&N and its agency companies, although, as noted above, T&N has historically accepted responsibility for and defended such claims. (Conroy Decl. P. 8.)

                        iv. According to the Debtors' books and records, and including information developed during the U.K. Debtors' administration proceedings, 38 direct and indirect subsidiaries of T&N have had asbestos-related claims asserted against them as a historical matter and/or have asbestos-related claims pending against them. (Conroy Decl. P. 9.) These claims have been asserted in the United States and the United Kingdom on a variety of theories. (Id.) In addition, claims have been asserted against Federal-Mogul and Federal-Mogul Global Growth Limited ("FMGGL") as alleged successors in interest to T&N. (Id.)

                      b. Background Concerning Asbestos-Containing Products
                         Manufactured, Produced, Distributed or Sold by T&N and Its Affiliates

                        i. Asbestos Personal Injury Claims Asserted Against T&N and its Affiliates in the United States. T&N was named in its first asbestos personal injury case in the United States in August 1977. See Federal-Mogul, 330 B.R. at 137. By the Petition Date, approximately 114,000 such lawsuits were pending in the United States, based on the actions either of T&N itself or on the actions of one or more of its agency companies. (Id.) Prior to the Petition Date, T&N resolved approximately 245,000 asbestos personal injury claims asserted against it and its United Kingdom affiliates, and paid out nearly $835 million (in 2005 dollars, as determined at the Estimation Hearing) to resolve those claims. (Id. at 136.) T&N's liability for asbestos-related claims primarily arose out of four (4) areas of its historical businesses:

                    o T&N's manufacture of Sprayed Limpet Asbestos ("Limpet"), which was a spray-on application that was used for fireproofing, insulation, condensation control, and decorative finishes. Limpet was made of pure asbestos, either amosite or crocidolite, and had the greatest asbestos content of any product in the United States. (Id. at 137.) Limpet was not widely marketed or used in the United States due to its significant expense, its relatively slow spraying process, and its U.S. licensees' lack of success in promoting the product. (Id.)

                    o T&N's ownership from 1934 to 1962 of Keasbey & Mattison Co. ("Keasbey"), which manufactured and sold various asbestos-containing products, including Limpet, textiles, insulation, and building materials. (Id.) T&N was sometimes sued prior to the Petition Date based on its alleged supply of raw asbestos fiber to Keasbey. (Id.)

                    o T&N's brokerage of raw asbestos fiber. T&N owned or controlled asbestos mines and mining interests in southern Africa and Canada, sold small quantities of raw asbestos fiber to asbestos companies in the United States, and used its mined fiber to manufacture its own products. (Id. at 138.) T&N was sued in the United States by plaintiffs alleging personal injury from asbestos exposure in the manufacturing or transportation process, and was also sued by end-users of asbestos-containing products on a supplier theory. (Id.)

                    o T&N's manufacture of asbestos-containing products in the United Kingdom and distribution of those products in the United States. Certain United Kingdom subsidiaries of T&N manufactured various finished products containing asbestos and marketed and distributed those products in the United States. (Id.)

In addition to the foregoing theories, T&N was also sued from time to time on conspiracy or related theories based on its long-time involvement with asbestos and asbestos-containing products. (Conroy Decl. P. 11.)

                        ii. Asbestos Personal Injury Claims Asserted Against T&N and Its Affiliates in the United Kingdom. T&N also had approximately 950 Asbestos Personal Injury Claims pending against it in the United Kingdom as of the Petition Date. (Conroy Decl. P. 12.) Due to the significant legal differences implicated in litigating products liability lawsuits in the U.S. and U.K. courts, T&N has historically been named in far fewer cases in the United Kingdom (including cases originally commenced in South Africa that plaintiffs sought to litigate in the United Kingdom), and has historically spent far less in judgments, settlements and defense costs in such cases. (Id.) As part of the administration proceedings in the United Kingdom of T&N and its subsidiaries, the Administrators identified 2,037 asbestos personal injury claims pending against T&N as of early 2006. (See Plan Ex. 1.1.173 (Explanatory Statement for Principal CVAs) ss. 8.2.)

                      c. District Court Estimation of Asbestos Personal Injury Claims Against T&N and Its United Kingdom Affiliates. In June 2005, the District Court conducted a five (5) day trial to estimate the aggregate present value of present and future Asbestos Personal Injury Claims against T&N and its United Kingdom subsidiaries (the "Estimation Hearing"). Federal-Mogul, 330 B.R. at 135. On September 13, 2005, the District Court entered an opinion and order estimating the aggregate present value of present and future Asbestos Personal Injury Claims against T&N and its United Kingdom subsidiaries at $9 billion for claims in the United States and (pound)229 million for claims in the United Kingdom. Id. at 164. That decision was appealed by the Asbestos Property Damage Committee on September 15, 2005. See Official Committee of Asbestos Claimants and Eric D. Green, as Legal Representative for Future Asbestos Claimants v. Official Committee of Asbestos Property Damage Claimants, Case No. 05-59 (D. Del.), D.I. 77.(7)

                      d. Asbestos Property Damage Claims Against T&N and Certain of Its United Kingdom Affiliates.

                        i. Prior to the Petition Date, T&N and two of its United Kingdom subsidiaries that are also Debtors, J.W. Roberts Limited and TAF International Limited, were named as defendants in certain asbestos property damage actions. (Conroy Decl. P. 30.) In those actions, owners or operators of

------------------
(7) As a result of the resolution of all outstanding Asbestos Property Damage Claims against the Debtors, including through the Settlement Agreement with the holders of the Speights & Runyan Claims attached to the Plan as Exhibit 8.26 and approved as part of Confirmation of the Plan, the parties to this appeal intend to dismiss the appeal. (See Supp. Disclosure Statement at V.D.)

non-residential buildings (including commercial office buildings, government buildings, colleges and universities, hospitals, churches, and schools) sought to recover the costs associated with detecting, analyzing, repairing, and removing asbestos-containing products in their buildings. (Id.)

                        ii. T&N was served with its first asbestos property damage case in October 1982, and a total of 146 such cases were brought against it in the United States. Of these cases, 106 were dismissed without payment, 36 were settled - some as consolidations or joint settlements, two (2) were won at trial by T&N, and two (2) were pending as of the Petition Date (one of which was filed in August 2001, shortly before the Petition Date). (Conroy Decl. P. 31.) T&N had also been named in eight (8) property damage cases in British Columbia, Canada; all of those cases were filed between March 1990 and November 1991 and all were settled in 1995. (Id.)

                        iii. By order entered on June 13, 2002, the Bankruptcy Court established a bar date for the filing of asbestos property damage claims against the Debtors of March 3, 2003 (the "Asbestos PD Bar Date"). (See Order
(A) Establishing Bar Date For Filing Proofs of Claim on Account Asbestos-Related Damage to Property Located in the United States and Canada; (B) Approving Proposed Proof of Claim Form For Such Asbestos-Related Property Damage Claims; and (C) Approving Scope and Manner of Notice of Bar Date for Asbestos-Related Property Damage Claims, D.I. 1867 (dated June 4, 2002).) As a result of the establishment of the Asbestos PD Bar Date and the ensuring Court-approved notice program, approximately 3,700 Asbestos Property Damage Claims relating to approximately 1,300 building sites in the United States and Canada were asserted. These claims were asserted principally against four (4) of the
Debtors: Federal-Mogul, T&N, J.W. Roberts Limited and TAF International Limited. (Conroy Decl. P. 32.)

                        iv. Through both the withdrawal of many Asbestos Property Damage Claims and the sustaining of a number of omnibus objections by the Debtors to such claims, the number of Asbestos Property Damage Claims outstanding against the Debtors was reduced from the approximately 3,700 filed claims to under 1,000. The remaining Asbestos Property Damage Claims have been the subject of settlements approved by the Bankruptcy Court or, with respect solely to two (2) Asbestos Property Damage Claims, are Asbestos Property Damage Claims that the Debtors have asserted should be Allowed in their filed amount. (Conroy Decl. P. 33.)

                  3. Flexitallic Claims (Claims Against Debtor Gasket Holdings
                     Inc. ("GHI"))

                  a. Background Concerning GHI's Historical Business

                        i. GHI (f/k/a Flexitallic, Inc.) was formerly a wholly-owned indirect subsidiary of T&N and, as a result of Federal-Mogul's purchase of T&N, is now a wholly-owned indirect subsidiary of Federal-Mogul. By number of asbestos personal injury claims, GHI represented the largest portion of Debtors' collective asbestos-related liabilities due to the frequent identification of its products. (Conroy Decl. P. 13.)

                        ii. GHI began business in Camden, New Jersey in 1912. The company was reincorporated in Connecticut as Flexitallic Gasket Co., Inc. in 1963, and the prior owners sold 100% of GHI's stock to T&N in June 1970. T&N re-incorporated GHI in Delaware as Flexitallic, Inc. in 1986. In April, 1997, T&N sold certain assets, including GHI's assets (collectively, the "T&N Assets"), to Dan=Loc Corporation and certain of its subsidiaries (n/k/a The Flexitallic Group, Inc.) (referred to herein as "Dan=Loc"). Dan=Loc continued to use the T&N Assets, including the Flexitallic trade name, trademarks and trade dress after the transaction.

                        iii. At the time of the April 1997 asset sale, GHI, as well as its former parent, T&N and other T&N subsidiaries and affiliates, agreed to indemnify Dan=Loc for, among other things, asbestos-related claims arising from products they had sold before the April 1997 sale date, which indemnification obligations were honored by Federal-Mogul and GHI after Federal-Mogul's January 1998 acquisition of T&N. (Conroy Decl. P. 14; Harn Decl.
P. P. 2, 3, 4, 5, 6 and 7.)

                      b. Background Concerning GHI's Liability for Asbestos
                         Personal Injury Claims

                        i. The asbestos personal injury claims against GHI primarily concern a single product, the spiral wound industrial gasket, which was invented by GHI's founder in 1912. The gasket, which was manufactured exclusively by GHI until the 1940s, was used in the effective sealing of joints, and was made by spirally winding alternating strips of metal and asbestos paper tape to create an inner ring, which was placed inside an outer metal ring. Asbestos was used as the filler material because it has excellent resistance to alkaline solutions and gases and a very high melting point. (Conroy Decl. P. 15.) GHI never used raw asbestos fiber in the manufacture of its gaskets, and discontinued the use of asbestos in gaskets manufactured in the United States for U.S. sale and distribution in April 1992. (Id.) Dan=Loc has never manufactured, sold, distributed or utilized asbestos-containing products in the United States, and therefore, any asbestos-related claims asserted against Dan=Loc relating to the T&N Assets arose prior to Dan=Loc's acquisition of the T&N Assets, and Dan=Loc cannot have any direct independent liability for such claims. (Harn Decl. P. P. 8 and 11.)

                        ii. The first asbestos personal injury lawsuit against GHI was filed in January 1976. As of the Petition Date, approximately 158,000 such lawsuits were pending in the U.S. (Conroy Decl. P. 16.)

                  4.  Ferodo Claims

                      a.  Background Concerning Ferodo's Business

                        i. Ferodo was a wholly-owned indirect subsidiary of T&N and is thus now a wholly-owned indirect subsidiary of Federal-Mogul. Ferodo was established by T&N as Nuturn Corp., a Delaware corporation, in June 1977 (T&N owned 80% of Nuturn's stock until 1982, when it acquired the remaining 20%.) In January 1991, Nuturn changed its name to Ferodo America, Inc. Prior to its acquisition by Federal-Mogul, Ferodo was headquartered in Smithville, Tennessee. (Conroy Decl. P. 17.)

                      b. Background Concerning Ferodo's Liability for Asbestos
                         Personal Injury Claims

                        i. The asbestos personal injury claims against Ferodo stemmed from asbestos-containing disc pads, clutch facings, heavy-duty brake linings, and drum brake linings. Ferodo's products were distributed by various third parties under the Ferodo trade names "Grizzly," "Worldbestos" and "Leland." Ferodo used chrysotile asbestos in the manufacture of disc pads, clutch facings, heavy-duty brake linings, and drum brake linings. Ferodo removed asbestos as a component of some of these product lines by the mid-1980s and of others by the late 1990s. Ferodo never purchased amosite or crocidolite asbestos. (Conroy Decl. P. 18.)

                        ii. Pursuant to the agreements by which Ferodo acquired assets from certain other entities (Maremont Corporation and Lear Siegler, Inc.), both of those companies agreed to indemnify Ferodo for, among other things, asbestos personal injury claims relating to products manufactured before the dates of the respective purchase agreements. Accordingly, Ferodo has not historically paid claims associated with any asbestos-containing friction products manufactured before June 1977 and for Worldbestos products manufactured before 1979 (Conroy Decl. P. 19.)

                        iii. The first asbestos personal injury lawsuit against Ferodo was filed in November 1979. As of the Petition Date, approximately 41,000 such lawsuits were pending in the United States. (Conroy Decl. P. 20.) Almost every Ferodo case with demonstrated product identification involved former brake mechanics who claimed to have contracted asbestos-related diseases from exposure to Ferodo products during the installation and replacement of asbestos-containing brake systems. (Id.)

                  5   Fel-Pro Claims

                      a. Background Concerning Fel-Pro's Business

                        i. Fel-Pro is a wholly-owned, indirect subsidiary of Federal-Mogul which was originally incorporated in Illinois in 1923 as Felt Products Manufacturing Company and which maintained its headquarters in Skokie, Illinois. In February 1998, Federal-Mogul acquired 100% of Fel-Pro's stock. At the time of its acquisition, Fel-Pro's primary product lines consisted of gaskets and diesel engine components. (Conroy Decl. P. 21.)

                      b. Background Concerning Fel-Pro Asbestos Claims

                        i. Fel-Pro manufactured and sold a full line of gaskets and gasket materials for use in conjunction with internal combustion engines (principally in automobiles, but also on ships) for 75 years. From the 1930s until the early 1990s, some, but not all, of these engine gaskets contained encapsulated asbestos, and were sold for distribution or re-distribution by other companies under their names. In general, the asbestos portion of these gaskets consisted of chrysotile asbestos bound together in a paper or sheet material and further encapsulated by Teflon, an epoxy-phenolic coating, rubber, metal, and/or some other material. (Conroy Decl. P. 22.)

                        ii. The first asbestos personal injury claim against Fel-Pro was filed in 1980. As of the Petition Date, less than 2,000 such lawsuits were pending in the United States. In addition, approximately 32,000 other such lawsuits, all concerning maritime exposures and all filed by a single plaintiffs' firm, had been asserted against Fel-Pro but had been dismissed without prejudice. In those cases, plaintiffs generally alleged that they were exposed to asbestos when removing gaskets from engines for engine repairs. (Conroy Decl. P. 23.)

                        iii. Fel-Pro also manufactured or distributed packing materials that were primarily used as sealants in hostile industrial environments (such as petrochemical refineries and steel mills) for pumps, valves, expansion joints, or process equipment handling steam, hot gases, acids, or other strong corrosives. The company manufactured and distributed very limited quantities of these products from approximately the 1930s or 1940s to approximately 1971. Some of the packing materials that Fel-Pro manufactured or distributed contained chrysotile or crocidolite asbestos, which was encapsulated by metal or other materials. Fel-Pro has historically been named in very few cases alleging exposure to asbestos-containing packing materials. (Conroy Decl.
P. 24.)

                  6. Claims Against Federal-Mogul Corporation (including Vellumoid Claims)

                      a. Background Information Concerning the Vellumoid Claims

                        i. Federal-Mogul has had certain asbestos personal injury claims asserted against it based upon the products of a former division of Federal-Mogul known as the Vellumoid Division. (Conroy Decl. P. 25.) The Vellumoid business began as the Vellumoid Paper Co. in Worcester, Massachusetts in 1900, and originally involved the manufacture and sale of Vellumoid, a cured parchment material that was impregnated with a solution of animal glue and formaldehyde, which was marketed as a wrapping for food and then as a shoe cover and sock lining. In time, the company began making gaskets and gasket materials from Vellumoid, particularly for use in automobile and aircraft engines. (Id.)

                        ii. Vellumoid was privately owned until December 1959, when it was purchased by Dewey & Almy Chemical Co., a subsidiary of W.R. Grace & Co. ("Grace"). Federal-Mogul bought the Vellumoid assets and business from Grace in September 1965 and operated the business as its Vellumoid Division. Pursuant to the asset purchase agreement, Federal-Mogul was to be liable for Vellumoid products manufactured after the transaction date, and Grace was to be liable for all products manufactured before that date. Federal-Mogul sold the Vellumoid assets and business to a group of private investors (who organized a new North Carolina corporation, Vellumoid, Inc.) in February 1981. (Conroy Decl. P. 26.)

                      b. Background Concerning Vellumoid Claims and other
                         Asbestos Personal Injury Claims Asserted Against Federal-Mogul

                        i. From the 1920s or 1930s until 1988, Vellumoid manufactured a single asbestos-containing product, a pre-cut automotive gasket that was sold under the name "Velbestos." Velbestos gaskets were used to seal metal joints in automobiles to prevent leakage of oil, water, gasoline, and other fluids. The gaskets were cut from a rubber-encapsulated asbestos-containing sheet material consisting of approximately 60% to 80% chrysotile asbestos, 20% to 40% rubber and a small percentage of other filler materials. Until approximately 1972, Vellumoid also occasionally re-sold compressed asbestos sheet material that it purchased from its own suppliers to other gasket fabricators, including Fel-Pro. (Conroy Decl. P. 27.)

                        ii. The first record of an asbestos personal injury claim involving the Velbestos product was in 1985. As of the Petition Date, approximately 61,500 asbestos personal injury claims were pending against Federal-Mogul in the United States (the "FMC/Vellumoid Claims"), although many of these claims appear to have been claims against Federal-Mogul based on various theories that Federal-Mogul was liable for the products of one or more of its subsidiaries (either as a successor or otherwise) and do not appear to have been based expressly on any Vellumoid product. In cases where a Vellumoid product has been identified, plaintiffs have generally alleged that they were exposed to asbestos when removing gaskets from engines for engine repairs. (Conroy Decl. P. 28.).

                  7. Wagner Claims (Certain Asbestos Personal Injury Claims Asserted Against Debtor Federal-Mogul Products, Inc.)

                      a. Background Concerning Wagner Business

                        i. Wagner Electric Corporation ("Wagner") was originally incorporated in Delaware in 1922, and manufactured, distributed and sold a broad range of electrical and automotive products, including certain asbestos-containing automotive and industrial brake products. (Polzin Decl. P. 4.)

                        ii. Wagner went through several changes of corporate ownership prior to the acquisition of the Wagner business by the Federal-Mogul Group. In particular, in 1967 all of the stock of Wagner was purchased by Studebaker Corporation, which was in turn a wholly-owned subsidiary of Studebaker-Worthington, Inc. ("Studebaker-Worthington"). (Polzin Decl. P. 5.) On October 23, 1979, the common stock of Studebaker-Worthington was purchased by Edison International, Inc. ("Edison"), which was a wholly-owned subsidiary of McGraw-Edison Company ("McGraw-Edison"). On January 2, 1981, Studebaker-Worthington merged into Edison, resulting in Wagner becoming a subsidiary of Edison, which, in turn, was a direct subsidiary of McGraw-Edison. (Id.)

                        iii. In 1985, Cooper Industries, Inc. purchased all of the stock of McGraw-Edison. As a result of this transaction, Wagner became an indirect wholly-owned subsidiary of Cooper Industries, Inc. (Polzin Decl. P. 6.) On January 1, 1997, Wagner was merged into another wholly-owned subsidiary of Cooper Industries, Inc., Moog Automotive, Inc. ("Moog"). The combined Wagner/Moog entity retained the Moog name. (Id.)

                        iv. In 1998, certain entities within the Federal-Mogul Group acquired the common stock of certain businesses owned by Cooper Industries, Inc., including Moog. Subsequent to that acquisition, Moog was renamed Federal-Mogul Products, Inc. ("FMP"). (Polzin Decl. P. 7.)

                      b. Background Concerning Wagner Asbestos Claims

                        i. Wagner asbestos personal injury claims concern various asbestos-containing friction products. Almost all of these claims, however, concerned Wagner's role in the assembly (rather than the manufacture) of asbestos-containing brake products. Specifically, Wagner sold brake assemblies (including backing plates and other connected apparatus) to over 75 original equipment manufacturers until 1982, including Volvo, NAPCO, Mack Truck, International Harvester, General Motors, Ford, Dodge, Clark Equipment, Chrysler Canada, American Motors Corporation, and Disneyland. Wagner friction products were distributed and sold nationwide under the brand names Comax, Wagner Comax, Wagner Lockheed, Wagner Lockheed Comax, Wagner, and Chatham. In addition, Wagner also sold brake block lining from approximately 1940 to 1968. Wagner also sold various aftermarket brake assemblies. (Polzin Decl. P. 8.)

                        ii. Wagner purchased friction material containing, among other components, chrysotile asbestos modified by a bonding agent, coating or binder or other materials and assembled this material with other, non-asbestos-containing components into brake shoes, disc pad assemblies and clutch facings. It always obtained its friction materials from other manufacturers, which manufactured the materials according to performance standards specified by Wagner. (Polzin Decl. P. 9.)

                        iii. The first asbestos personal injury lawsuit against Wagner was filed in 1979. (Polzin Decl. P. 10.) Between October 1, 1998 and the Petition Date, over 51,000 asbestos-related personal injury and wrongful death claims were filed against Wagner (or Moog or FMP as successors to Wagner). As of the Petition Date, there were approximately 33,000 pending asbestos personal injury claims that named Wagner as a defendant and/or Moog or FMP as successor-in-interest to Wagner. (Id.)

                  8. Other Asbestos Personal Injury Claims Asserted Against the Debtors

                      a. Abex Claims

                        i. In addition to the "streams" of liability for Asbestos Personal Injury Claims described above, certain of the Debtors have also been responsible for the processing, defense, and payment of Asbestos Personal Injury Claims relating to land vehicle friction products manufactured by Abex Corporation. As described in Section I.B.7 above, in 1998 certain entities within the Federal-Mogul Group acquired the stock of a number of companies from Cooper Industries, Inc., including the stock of Moog Automotive, Inc. (successor to Wagner Electric Corporation), which was renamed Federal-Mogul Products, Inc. (Polzin Decl. P. P. 7, 11.)

                        ii. In 1994, Wagner Electric Corporation had acquired the Abex land vehicle friction products business from Pneumo Abex Corporation, the successor to Abex Corporation. In connection with that transaction, Wagner Electric Corporation agreed to become liable for and to indemnify Pneumo Abex Corporation from, on an after-insurance basis, certain asbestos-related claims against Pneumo Abex relating to the business Wagner purchased from Abex, which obligations became liabilities of Federal-Mogul Products, Inc. (as the successor to Moog Automotive, Inc.) when Moog Automotive, Inc. and various other companies were acquired by the Federal-Mogul Group from Cooper Industries, Inc. in 1998. (Polzin Decl. P. 12.)

                        iii. During the period between the acquisition of Moog Automotive, Inc. in 1998 and the Petition Date, F-M Products defended Pneumo Abex Corporation against asbestos-related personal injury claims related to the Abex land vehicle friction products business. As of the Petition Date, there were approximately 66,000 asbestos personal injury claims pending against Pneumo Abex that were related to the Abex land vehicle friction products business. Following the Petition Date, Federal-Mogul Products, Inc. stopped performing its indemnity of Pneumo Abex. (Polzin Decl. P. 13.)

                        iv. Asbestos personal injury claims relating to land vehicle friction products manufactured by Abex Corporation have been asserted by certain plaintiffs against both Federal-Mogul Products, Inc. and Federal-Mogul Corporation, purportedly as successors-in-interest to Abex Corporation and/or Pneumo Abex Corporation. (Polzin Decl. P. 14.)

                        v. During the period for which Federal-Mogul Products, Inc. was responsible for the handling and defense of asbestos claims relating to the Abex land vehicle friction products businesses (i.e., from the acquisition of Moog Automotive, Inc. in 1998 through the Petition Date), Federal-Mogul Products, Inc. incurred approximately $22.3 million in defense costs and made approximately $12.4 million in indemnity payments relating to such claims. (Polzin Decl. P. 15.)

                      b. Asbestos Personal Injury Claims Against Federal-Mogul Global Growth Ltd. FMGGL is a U.K. Debtor and the immediate parent company of T&N. Prior to the Petition Date, FMGGL had been named in a number of asbestos personal injury and wrongful death lawsuits alleging that FMGGL was the successor-in-interest to T&N. (Conroy Decl. P. 9.)

                      c. Asbestos Personal Injury Claims Against Federal-Mogul Ignition (U.K.) Limited. Federal-Mogul Ignition (U.K.) Limited ("F-M Ignition

UK") is a U.K. Debtor that has historically operated out of a facility in Upton, England. It is neither a subsidiary of T&N nor a historical affiliate of T&N. F-M Ignition UK is one of the companies that was acquired by various entities within the Federal-Mogul Group from Cooper Industries, Inc. in 1998 in the same transaction in which the stock of Moog Automotive, Inc. (now Federal-Mogul Products, Inc.) was acquired. (See Section II.B.7, supra.) Prior to the Petition Date, F-M Ignition UK was named as a defendant with respect to two asbestos personal injury claims in the United Kingdom. (Conroy Decl. P. 29.).

         C.       DEVELOPMENT AND NEGOTIATION OF THE PLAN.

                  1. The Plan is based upon several commercial settlements that collectively involve all of the Debtors' major constituencies of creditors and holders of Equity Interests, as well as a number of additional parties. Those various settlements have been negotiated among the parties during the Reorganization Cases. (Katz Decl. P. 7.)

                  2. The Central Deal. The first version of the plan of reorganization for the Debtors was filed with the Bankruptcy Court on March 6, 2003. (D.I. 582592994.) That version of the plan of reorganization embodied a settlement that, as stated by the Plan Proponents, was reached primarily between the Unsecured Creditors Committee and the Asbestos Claimants Committee, with the support of the Future Claimants Representative. (See Disclosure Statement ss. II.A.) That settlement provided that the holders of Federal-Mogul's prepetition note debt, on the one hand, and the holders of current and future Asbestos Personal Injury Claims, on the other hand, would receive 100% of the common stock of Reorganized Federal-Mogul. (Id.) Specifically, 50.1% of that common stock and rights to the proceeds of insurance for Asbestos Personal Injury Claims would be distributed to a trust to be established by the plan of reorganization pursuant to section 524(g) of the Bankruptcy Code for payment of Asbestos Personal Injury Claims, while the remaining 49.9% of the common stock of Reorganized Federal-Mogul would be paid pro rata to the holders of Federal-Mogul's prepetition note debt. (Green Decl. P. 19.) This compromise has been referred to as the "Central Deal" and is the foundation for the Plan.
(Id.)
                  3. Additional Settlements. Subsequent versions of the plan of reorganization were filed in early 2004. (See Amended Joint Plan of Reorganization, D.I. 4539 (dated Mar. 4, 2004); Second Amended Joint Plan of Reorganization, D.I. 4875 (dated Apr. 22, 2004); Second Amended Joint Plan of Reorganization (as Modified), D.I. 4979 (dated May 10, 2004).) Those versions of the plan of reorganization reflected settlements with additional major constituencies in the Reorganization Cases. Specifically, those versions of the Plan reflected a settlement with the Equity Committee under which the holders of existing preferred and common stock would receive warrants pursuant to the plan of reorganization to purchase common stock in Reorganized Federal-Mogul. (Id.) Those versions of the Plan also reflected a settlement that had been reached with the Administrative Agent, pursuant to which claims arising under or related to the Bank Credit Agreement will be allowed under the Plan and satisfied with new obligations under the Reorganized Federal-Mogul Secured Term Loan Agreement and the Reorganized Federal-Mogul Junior Secured PIK Notes. (Id.) The Debtors and several others of the Plan Proponents also reached a settlement with the Sureties, pursuant to which the Sureties are to receive under the Debtors' plan of reorganization a total of $28 million, apportioned among new obligations under the Reorganized Federal-Mogul Secured Term Loan Agreement and the Reorganized Federal-Mogul Junior Secured PIK Notes. That settlement was approved by the Bankruptcy Court in March 2005. (See Order Pursuant to 11 U.S.C. ss. 363 and Fed. R. Bankr. P. 9019 Approving Compromise and Settlement of Surety Claims,

For Treatment Thereof Under Third Amended Joint Plan of Reorganization and Related Matters, D.I. 7131 (dated Mar. 17, 2005).)

                  4. Approval of the Disclosure Statement and Solicitation of the Third Amended Plan. Following the embodiment of the various settlements into a draft Plan and accompanying Disclosure Statement,(8) the Bankruptcy Court (Lyons, J.) set a hearing to consider approval of the Disclosure Statement for May 11, 2004, at which the Disclosure Statement was approved and a confirmation hearing scheduled for late 2004. (See Disclosure Statement Order.) The Disclosure Statement and related solicitation materials, including the Third Amended Plan, were subsequently served upon creditors, holders of Equity Interests, and other parties in the Reorganization Cases as specified in the Solicitation Procedures Order and as reflected in the August 2004 Affidavit of Service. In addition, between June 2004 and November 2004 the Debtors implemented the program of publication notice set forth in the Solicitation Procedures Order, as reflected by the Publication Affidavit. As a result of this process, votes on the Plan were received in approximately 200 individual Classes of Claims and Equity Interests. (See Declaration of Jeffrey S. Stein of The Garden City Group, Inc. Certifying the Methodology for the Tabulation of Votes and Results of Voting With Respect to the Third Amended Joint Plan of Reorganization, D.I. 6522 (dated Dec. 3, 2004).) All of such Classes, except the Classes of Unsecured Claims against six (6) of the Debtors, voted to accept the Third Amended Plan. (Id.)

                  5. The confirmation hearing on the Third Amended Plan was ultimately postponed due to disputes with the Administrators concerning, among other things, the valuation of the asbestos liabilities of T&N and its subsidiaries. (See Supp. Disclosure Statement ss. II.A.) While the outcome of the Estimation Hearing was pending, the Plan Proponents engaged in negotiations


------------------
(8) The settlement with the Sureties was reached after the Disclosure Statement was approved by the Bankruptcy Court.

with the Administrators and the trustees of the T&N Pension Plan, two U.K.-based parties that did not accept the proposed valuation of T&N's asbestos liabilities under the Third Amended Plan and did not participate in the Estimation Hearing. (Id.)

                  6. Those negotiations culminated in the U.K. Global Settlement Agreement, which was approved by the Bankruptcy Court by a Final Order entered on November 15, 2005. (See Order Granting in Part and Denying in Part Joint Motion of Debtors-in-Possession and U.K. Administrators for an Order Pursuant to the Doctrine of Comity, Granting the Relief Required by Clause 3(i) of the U.K. Global Settlement Agreement, D.I. 8620 (dated Nov. 15, 2005).) Pursuant to the U.K. Global Settlement Agreement, among other things, the Debtors agreed to fund company voluntary arrangements (the "CVAs") for certain of the U.K. Debtors to be proposed by the Administrators of the U.K. Debtors. The CVAs, which are attached to the Plan collectively as Exhibits 1.1.14 and 1.1.173, are detailed documents that provide, among other things, for the treatment of (i) all claims against the Debtors arising under or relating to the T&N Pension Plan, (ii) U.K. and certain non-U.S. asbestos personal injury claims against the U.K. Debtors, and (iii) trade and other unsecured claims against the U.K. Debtors. (Plan Exs. 1.1.14, 1.1.173.) The CVAs were circulated to creditors and shareholders of the U.K. Debtors for consideration in July 2006 and were approved by the statutory majorities under English law at meetings of creditors and shareholders in September 2006. (See Supp. Disclosure Statement ss. II.C.) Following the expiration of a statutorily-required period for legal challenges under English law, during which no such challenges to the CVAs were brought, the CVAs became effective in accordance with their terms on October 11, 2006. (Id.) The Plan recognizes and incorporates the treatment afforded to claims under the CVAs. (Plan Art. III, ss. 8.1.1.)

                  7. As negotiations concerning the CVAs were ongoing, the Debtors and certain of the Plan Proponents were also involved at times in negotiations with Cooper and Pneumo Abex aimed at resolving various issues respecting the Plan that had been asserted by those parties. (7/10/07 Hr'g Tr. 52-53:25-16 (Gasparovic); McGovern Decl. P. P. 8-12; Schumacher Decl. P. P. 24, 33.) Those negotiations culminated in the creation of the Addendum (which relates to the Plan A Settlement) and the Plan B Settlement Agreement, which collectively embody alternative resolutions of Cooper's and Pneumo Abex's issues concerning the Debtors. (Plan Exs. 1.1.4 (Addendum), 8.22 (Plan B Settlement Agreement).) Additional details regarding the Plan A Settlement are set forth in
(i) the Plan A Approval Order and (ii) the Plan A Settlement Findings and Conclusions that have been entered or may be entered by this Court.

                  8. The Debtors and certain of the Plan Proponents reached additional settlements that have resolved a number of parties' actual or potential objections to the Plan. Specifically, following several years of negotiations, the Debtors and certain of the Plan Proponents reached a settlement with the holders of Asbestos Property Damage Claims represented by the Speights & Runyan law firm, which constituted the only outstanding, unresolved Asbestos Property Damage Claims against any of the Debtors. (Fisher Decl. P. 3.)

                  9. The Debtors, the Unsecured Creditors Committee, and others of the Plan Proponents also arrived at a settlement of potential objections to the Plan asserted by the Ad Hoc Committee of Certain Unsecured
Creditors (the "Ad Hoc Committee"). Pursuant to that settlement, the holders of Unsecured Claims against the U.S. Debtors were offered the option to elect to receive their distributions under the Plan in Reorganized Federal-Mogul Class A Common Stock rather than Cash. (Plan ss. 8.15.2.)

                  10. Following the documentation of all of the foregoing settlements and a hearing on February 2, 2007, the Bankruptcy Court approved the Supplemental Disclosure Statement on February 7, 2007, and subsequently set the Confirmation Hearing to commence on June 18, 2007. (See Supplemental Disclosure Statement Order; Modified Order (I) Setting Objection and Briefing Deadlines and
(II) Governing Discovery with Respect to Confirmation Hearing on Fourth Amended Joint Plan of Reorganization, D.I. 582593384 (dated Apr. 3, 2007).)

         D.       MODIFICATIONS TO THE PLAN

                  The Plan Proponents filed the Modifications on June 4, 2007, July 31, 2007, September 26, 2007, September 27, 2007 and October 30, 2007. The Modifications do not materially and adversely affect or change the treatment of any Claim against or Equity Interest in any Debtor.

         E. COMPLIANCE WITH THE REQUIREMENTS OF SECTION 1129 OF THE BANKRUPTCY CODE

                  1. Section 1129(a)(1) -- Compliance of the Plan with Applicable Provisions of the Bankruptcy Code

                  The Plan complies with all applicable provisions of the Bankruptcy Code, as required by section 1129(a)(1) of the Bankruptcy Code, including sections 1122 and 1123 of the Bankruptcy Code, as set forth below.

                      a. Sections 1122 and 1123(a)(1)-(4) -- Classification and
                         Treatment of Claims and Interests

                        i. The Plan constitutes a separate plan of reorganization for each of the Debtors. (Plan ss. 6.7.1.)

                        ii. In accordance with section 1122(a) of the Bankruptcy Code, Article III of the Plan classifies each Claim against and Equity Interest in each of the Debtors into a Class containing only substantially similar Claims or Equity Interests. (Plan Art. III.) Specifically, Article III of the Plan designates 18 classes of Claims and Equity Interests, which have been assigned letters from A through Q. (Id.)

                        iii. In accordance with section 1123(a)(1) of the Bankruptcy Code, Article III of the Plan properly classifies all Claims and Equity Interests that require classification. (Plan Art. III.) In particular,
Article III of the Plan segregates into separate classes with respect to each applicable Debtor:

----------------------------------------------- --------------------------------
Priority Claims                                 Classes 1A through 86A

----------------------------------------------- --------------------------------
Bank Claims                                     Classes 1B through 5B, Classes
                                                Classes 23B through 33B
                                                20B through 21B, and

----------------------------------------------- --------------------------------
Surety Claims                                   Classes 1C through 6C, Classes
                                                20C through 33C

----------------------------------------------- --------------------------------
Noteholder Claims                               Classes 1D through 5D, Classes
                                                20D through 21D, Classes 23D
                                                through 33D

----------------------------------------------- --------------------------------
Other Secured Claims                            Classes 1E through 6E, Classes
                                                23E through 32E

----------------------------------------------- --------------------------------
Convertible Subordinated Debenture Claims       Class 1F

----------------------------------------------- --------------------------------
On-Site Environmental Claims                    Classes 1G through 5G, Classes
                                                11G through 12G, Class 17G,
                                                Class 30G, Class 32G

----------------------------------------------- --------------------------------
Unsecured Claims                                Classes 1H through 86H
----------------------------------------------- --------------------------------
Asbestos Property Damage Claims                 Classes 6H.PD, 69H.PD,
                                                and 80H.PD
----------------------------------------------- --------------------------------
Non-Priority Employee Benefit Claims            Classes 1I through 19I, Classes
                                                40I through 42I, Class 59I,
                                                Class 64I, Class 78I, Class 81I

----------------------------------------------- --------------------------------
Asbestos Personal Injury Claims                 Class 1J, Classes 5J through 7J,
                                                Classes 11J through 15J, Class
                                                17J, Classes 19J  through 22J,
                                                Class 41J, Classes 57J through
                                                86J

----------------------------------------------- --------------------------------
Bonded Claims                                   Classes 1K through 5K
----------------------------------------------- --------------------------------
Affiliate Claims                                Classes 1L through 86L
----------------------------------------------- --------------------------------
Federal-Mogul Corporation Preferred Stock       Class 1M
Interests

----------------------------------------------- --------------------------------
Subordinated Securities Claims                  Class 1N

----------------------------------------------- --------------------------------
Federal-Mogul Common Stock Interests            Class 1O
----------------------------------------------- --------------------------------

----------------------------------------------- --------------------------------
Equity Interests                                Classes 2P through 86P
----------------------------------------------- --------------------------------
Pneumo Parties Claims                           Classes 1Q, 5Q, 33Q, 37Q, 62Q
----------------------------------------------- --------------------------------

The number of Classes reflects the diverse characteristics of those Claims against and Equity Interests in the various Debtors, and the legal rights under the Bankruptcy Code of each of the holders of Claims or Equity Interests within a particular Class are substantially similar to other holders of Claims or Equity Interests within that Class.

                        iv. In accordance with section 1123(a)(2) of the Bankruptcy Code, Article III of the Plan identifies and describes each Class of Claims or Equity Interests that is not impaired under the Plan. Specifically,
Article III of the Plan states that Claims and Equity Interests in the following Classes are not impaired under the Plan:

----------------------------------------------- --------------------------------
Class A Priority Claims                         Classes 6A through 19A, Class
                                                33A, Classes 39A through 86A

----------------------------------------------- --------------------------------
Class E Other Secured Claims                    Classes 1E through 6E, Classes
                                                23E through 32E

----------------------------------------------- --------------------------------
Class G On-Site Environmental Claims            Classes 1G through 5G, Classes
                                                11G through 12G, Class 17G,
                                                Class 30G, Class 32G

----------------------------------------------- --------------------------------
Class I Non-Priority Employee Benefit Claims    Classes 1I through 5I

----------------------------------------------- --------------------------------
Class K Bonded Claims                           Classes 1K through 5K

----------------------------------------------- --------------------------------
Class L Affiliate Claims                        Classes 6L through 19L, Classes
                                                23L through 86L
----------------------------------------------- --------------------------------
Class P Equity Interests                        Classes 2P through 86P

----------------------------------------------- --------------------------------

                        v. In accordance with section 1123(a)(3) of the Bankruptcy Code, Article III of the Plan identifies and describes any Class of Claims or Interests that is impaired under the Plan. Specifically, Article III of the Plan states that Claims and Equity Interests in the following Classes are impaired and describes the treatment of each such Class:

----------------------------------------------- --------------------------------
Class A Priority Claims                         Classes 1A through 5A, Classes
                                                20A through 32A, Classes 34A
                                                through 38A

----------------------------------------------- --------------------------------
Class B Bank Claims                             Classes 1B through 5B, Classes
                                                20B through 21B, Classes 23B
                                                through 33B

----------------------------------------------- --------------------------------
Class C Surety Claims                           Classes 1C through 6C, Classes
                                                20C through 33C
----------------------------------------------- --------------------------------
Class D Noteholder Claims                       Classes 1D through 5D, Classes
                                                20D through 21D, Classes 23D
                                                through 33D

----------------------------------------------- --------------------------------
Class F Convertible Subordinated Debenture      Class 1F
Claims

----------------------------------------------- --------------------------------
Class H Unsecured Claims                        Classes 1H through 86H

----------------------------------------------- --------------------------------
Class H.PD Asbestos Property Damage Claims      Class 6H.PD, Class 69H.PD, Class
                                                80H.PD
----------------------------------------------- --------------------------------
Class I Non-Priority Employee Benefit Claims    Classes 6I through 19I, 40I
                                                through 42I, 59I, 64I, 78I and
                                                81I

----------------------------------------------- --------------------------------
Class J Asbestos Personal Injury Claims Class   1J, Classes 5J through 7J,
                                                Classes 11J through 15J, Class
                                                17J, Classes 19J through 22J,
                                                Class 41J, Classes 57J through
                                                86J

----------------------------------------------- --------------------------------
Class L Affiliate Claims                        Classes 1L through 5L, Classes
                                                20L through 22L

----------------------------------------------- --------------------------------
Class M Federal-Mogul Preferred Stock Interests Class 1M

----------------------------------------------- --------------------------------
Class N Subordinated Securities Claims          Class 1N

----------------------------------------------- --------------------------------
Class O Federal-Mogul Common Stock Interests    Class 1O

----------------------------------------------- --------------------------------
Class Q Pneumo Parties Claims                   Class 1Q, Class 5Q, Class 33Q,
                                                Class 37Q, Class 62Q

----------------------------------------------- --------------------------------

                        vi. In accordance with section 1123(a)(4) of the Bankruptcy Code, the treatment of each Claim or Equity Interest within a Class is the same as the treatment of each other Claim or Equity Interest in such Class unless the holder of a Claim or Equity Interest has agreed or subsequently agrees to less favorable treatment on account of its Claim or Equity Interest. (Plan Art. III.)

                      b. Section 1123(a)(5) -- Adequate Means for Implementation
                         of the Plan

                      In accordance with section 1123(a)(5) of the Bankruptcy Code, the Plan, including Article VIII of the Plan, provides adequate means for its implementation, including, among other things: (i) recognition and incorporation of the treatment provided for certain claims against the U.K. Debtors under the CVAs for those U.K. Debtors, which CVAs are attached to the Plan as Exhibits 1.1.14 and 1.1.173 respectively (Plan ss. 8.1.1); (ii) the continued corporate existence of the Debtors under Section 8.2 of the Plan and the vesting of the Debtors' assets in the Reorganized Debtors under Section 8.7 of the Plan; (iii) the cancellation of the existing Notes, Other Debt Securities, Indentures, and Federal-Mogul Corporation common stock and the surrender of existing securities and instruments (Plan ss.ss. 8.3.1 - 8.3.3, 8.3.9); (iv) the issuance of the Reorganized Federal-Mogul Common Stock, Warrants, and the Reorganized Federal-Mogul Junior Secured PIK Notes for distribution in accordance with the terms of the Plan (Plan ss.ss. 8.3.4, 8.3.7, 8.11); (v) the entry by Reorganized Federal-Mogul, the other Reorganized U.S. Debtors and Reorganized Federal-Mogul UK Holding Limited into the Reorganized Federal-Mogul Secured Term Loan Agreement (Plan ss. 8.10); (vi) the call option in favor of Thornwood Associates Limited Partnership over certain of the Reorganized Federal-Mogul Class B Common Stock (Plan ss. 8.3.6); (vii) the adoption of the various corporate documents that will govern the Reorganized Debtors (Plan ss. 8.3.12); (viii) the identification of the initial boards of directors of the Reorganized Debtors as provided in Sections 8.3.13 and 8.4 of the Plan, respectively; (ix) the retention of certain rights of action by the Reorganized Debtors pursuant to Section 8.8 of the Plan; (x) Reorganized Federal-Mogul's entry into the Exit Facilities (Plan ss. 8.12); (xi) detailed provisions for the making of distributions under the Plan (Plan ss.ss. 8.14, 8.15); (xii) implementation of various settlements under the Plan (although, in accordance with Sections 8.22 and 8.23 of the Plan and the documents referenced therein, the Plan A Settlement and the Plan B Settlement embody alternative settlements) (Plan ss.ss. 8.20 - 8.28); (xiii) the various discharges, releases, injunctions, indemnifications and exculpations provided under the Plan, including those set forth in Sections 5.6, 9.1, 9.2, 9.3, and 9.6 of the Plan;
(xiv) the assumption or rejection of executory contracts and unexpired leases to which any Debtor is a party, as stated in Article V of the Plan; and (xv) the creation of the Trust pursuant to Section 4.1 of the Plan, the transfer of the Trust Assets pursuant to Section 4.3 of the Plan (including, without limitation, the transfer of Asbestos Insurance Actions, Asbestos In-Place Insurance Coverage, and Asbestos Insurance Action Recoveries), and, subject to and except as provided in Article IV of the Plan, the assumption of all Asbestos Personal Injury Claims by the Trust and the discharge of the Debtors' obligations and liabilities on account of Asbestos Personal Injury Claims, as detailed in
Article IV of the Plan.

                      c. Section 1123(a)(6) -- Prohibition Against the Issuance
                         of Nonvoting Equity Securities and Adequate Provisions for Voting Power of Classes of Securities

                        i. In accordance with section 1123(a)(6) of the Bankruptcy Code, the Reorganized Debtors' charters, bylaws or similar constituent documents (including those set forth in Exhibits A and B to the Plan) contain (or shall be deemed to contain) provisions prohibiting the issuance of nonvoting equity securities and provide for the appropriate distribution of voting power among all classes of equity securities authorized for issuance. In particular, Section 8.3.12.1 of the Plan provides that the Certificates of Incorporation for Reorganized Federal-Mogul will, among other things, prohibit the issuance of nonvoting equity securities. (Plan ss. 8.3.12.1.) This prohibition is stated in the form of Amended and Restated

Certificate of Incorporation of Reorganized Federal-Mogul filed as Exhibit 8.3.12(1) to the Plan. (Plan Ex. 8.3.12(1).)

                        ii. The Amended and Restated Certificate of
Incorporation of Reorganized Federal-Mogul also provides for the allocation of voting power among the Reorganized Federal-Mogul Class A Common Stock and the Reorganized Federal-Mogul Class B Common Stock, which are the only classes of equity securities to be issued in Reorganized Federal-Mogul as of the Effective Date. (Plan ss. 8.3.12; Plan Ex. 8.3.12(1).)

                      d. Section 1123(a)(7) -- Selection of Directors and
                         Officers in a Manner Consistent with the Interests of Creditors and Equity Security Holders and Public Policy

                         In accordance with section 1123(a)(7) of the Bankruptcy
Code, the provisions of the Plan and the Reorganized Debtors' charters, bylaws and similar constituent documents regarding the manner of selection of officers and directors of the Reorganized Debtors are consistent with the interests of creditors and equity security holders and with public policy. Section 8.3.12.2 of the Plan provides that, subject to the Certificate of Incorporation of Reorganized Federal-Mogul, the initial board of directors for Reorganized Federal-Mogul shall consist of nine (9) members (as determined in accordance with the amended Certificate of Incorporation), and that the holders of Reorganized Federal-Mogul Class A Common Stock shall initially be entitled to nominate six (6) directors and the holders of Reorganized Federal-Mogul Class B Common Stock shall initially be entitled to nominate three (3) directors. (Plan ss. 8.3.12.2.) Of the six (6) directors that the holders of the Reorganized Federal-Mogul Class A Common Stock shall initially be entitled to nominate, one of such directors shall be the Chief Executive Officer of Reorganized Federal-Mogul, and one other of such directors shall be Neil Subin, presently chairman of the Unsecured Creditors Committee. (Plan ss. 8.3.12.2.)

                      e. Section 1123(b)(1) -- Impairment of Claims and Equity
                         Interests

                         As permitted by section 1123(b)(1) of the Bankruptcy
Code, Article III of the Plan provides for the impairment of certain Classes of Claims and Equity Interests, while leaving other Classes unimpaired. (Plan Art. III.) Those Classes of Claims and Equity Interests that are impaired are set forth in Section II.E.1.a.v, supra. Those Classes of Claims and Equity Interests that are not impaired are set forth in Section II.E.1.a.iv, supra.

                      f. Section 1123(b)(2) -- Assumption or Rejection of
                         Executory Contracts and Unexpired Leases

                      In accordance with section 1123(b)(2) of the Bankruptcy Code, Article V and other provisions of the Plan and the Confirmation Order provide for the assumption or rejection of the executory contracts and unexpired leases of the Debtors that have not been previously assumed, assumed and assigned or rejected pursuant to section 365 of the Bankruptcy Code and appropriate authorizing orders of the Bankruptcy Court. (Plan Art. V.)

                      g. Section 1123(b)(3) -- Retention, Enforcement and
                         Settlement of Claims Held by the Debtors

                        In accordance with section 1123(b)(3) of the Bankruptcy Code, Section 8.8 of the Plan provides that, except (i) for the Trust Causes of Action and (ii) as provided in Section 11.5 of the Plan or as otherwise provided in the Plan or the Confirmation Order, the Reorganized Debtors shall retain and have the exclusive right, in their sole discretion, to enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all claims, rights, causes of action, suits and proceedings, including rights and causes of action arising under the Bankruptcy Code which are commenced prior to the closing of the Reorganization Cases, that the Debtors or their Estates may hold against any Entity; provided, however, that without limiting the foregoing, the Reorganized Debtors, with the consent of the Trustees, may retain, prosecute and enforce any Asbestos Insurance Action in their own name, for the benefit of the Trust and the holders of Asbestos Personal Injury Claims, provided that any costs and expenses to be incurred by the Reorganized Debtors in any such Asbestos Insurance Action shall be reimbursed to the Reorganized Debtors by the Trust as Trust Expenses as soon as practically possible. (Plan ss. 8.8.)

                      h. Section 1123(b)(5) -- Modification of the Rights of
                         Holders of Claims

                      Article III of the Plan, together with other provisions of the Plan that may be referred to in Article III of the Plan, modifies or leaves unaffected, as the case may be, the rights of holders of each class of Claims and Equity Interests. (Plan Art. III.)

                      i. Section 1123(b)(6) -- Other Provisions Not Inconsistent
                         with Applicable Provisions of the Bankruptcy Code

                      In accordance with section 1123(b)(6) of the Bankruptcy Code, the Plan includes additional appropriate provisions that are not inconsistent with the applicable provisions of the Bankruptcy Code, including, without limitation: (i) the provisions of Article III of the Plan governing treatment on account of Allowed Claims and Equity Interests; (ii) the provisions of Article IV of the Plan governing the Trust and the treatment of Asbestos Personal Injury Claims; (iii) the provisions of Article V of the Plan governing executory contracts and unexpired leases; (iv) the provisions of Article VIII of the Plan governing implementation of the Plan; and (v) the provisions of Article IX of the Plan concerning the injunctions, releases and discharge to be effected by the Plan. (Plan Art. III, IV, V, VIII, IX.)

                      j. Section 1123(d) -- Cure of Defaults

                        In accordance with section 1123(d) of the Bankruptcy Code, Section 5.1.1 of the Plan and the Confirmation Order provide for the satisfaction of cure amounts associated with each executory contract and unexpired lease to be assumed pursuant to the Plan in accordance with section 365(b)(1) of the Bankruptcy Code. All cure amounts are as set forth in the Cure Exhibit filed with the Bankruptcy Court on or about September 10, 2004 (D.I.

5675), as such exhibit may have been modified from time to time prior to the date of entry of the Confirmation Order.

                  2. Section 1129(a)(2) -- Compliance with Applicable Provisions of the Bankruptcy Code

                  The Plan Proponents have complied with all applicable provisions of the Bankruptcy Code, as required by section 1129(a)(2) of the Bankruptcy Code, including section 1125 of the Bankruptcy Code and Bankruptcy Rules 3017 and 3018. The Disclosure Statement, the Supplemental Disclosure Statement and the procedures by which the Ballots for acceptance or rejection of the Plan were solicited and tabulated were fair, properly conducted and in accordance with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, the Solicitation Procedures Order, the Supplemental Solicitation Procedures Order, the Disclosure Statement Order and the Supplemental Disclosure Statement Order, as evidenced by the Ballot Certification, the August 2004 Affidavit of Service, the March 2007 Affidavit of Service, the Publication Affidavit, and the Supplemental Publication Affidavits. Votes with respect to the Plan were solicited in good faith and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules, the Solicitation Procedures Order, the Supplemental Solicitation Procedures Order, the Disclosure Statement Order, and the Supplemental Disclosure Statement Order, as evidenced by the Ballot Certification, the August 2004 Affidavit of Service, the March 2007 Affidavit of Service, the Publication Affidavit, and the Supplemental Publication Affidavits. In light of the foregoing, the solicitation and notice described in this Section I.E.2 and in the recitals of these Findings of Fact and Conclusions of Law are adequate and sufficient under the circumstances. Without limiting the foregoing, the Bankruptcy Court hereby determines that no further solicitation or notice is required in connection with the Plan (as modified by the Modifications) or in connection with the subject matter of the Preemption Order (as defined in

Section II.K below). Each of the Plan Proponents, together with (where applicable) their respective members and each of their respective directors, officers, employees, agents, members and professionals, acting in such capacity, have acted in "good faith," within the meaning of section 1125(e) of the Bankruptcy Code.

                  3.  Section 1129(a)(3) -- Proposal of the Plan in Good Faith

                        i.The Plan Proponents proposed the Plan in good faith and not by any means forbidden by law. In determining that the Plan has been proposed in good faith, the Bankruptcy Court has examined the terms of the Plan. The Bankruptcy Court has examined the Ballot Certification, which demonstrates that all Classes of creditors and holders of Equity Interests voted to accept the Plan. (Ballot Certification Ex. C-1.) Based on the evidence presented at the Confirmation Hearing, the Bankruptcy Court finds and concludes that the Plan has been proposed with the legitimate purpose of reorganizing the affairs of each of the Debtors and maximizing the returns available to creditors and holders of Equity Interests. (Katz Decl. P. 13.) Consistent with the objectives and purposes of the Bankruptcy Code, the Plan is designed to allow each of the Debtors to reorganize by resolving certain pending disputes and proceedings and providing the Reorganized Debtors with a capital structure that will allow them to satisfy their obligations with sufficient liquidity and capital resources and to fund necessary capital expenditures and otherwise conduct their businesses. (See Katz Decl. P. 13; Henkin Decl. P. 13; Beckeman Decl. P. 10.) In particular, and without limitation, the Plan achieves a global resolution of Asbestos Personal Injury Claims through the assumption of such Claims (including Demands) by the Trust, subject to the terms of the Plan. (Plan ss. 4.2.)

                        ii. The Plan and the Plan Documents and the arms' length negotiations among the Debtors and the other Plan Proponents, as well as (without limitation), Cooper, Pneumo Abex, the Administrators, the Sureties, the parties to the Environmental Settlement Agreements, Owens-Illinois, the parties covered by the Sherrill Claim, the holders of Asbestos Property Damage Claims represented by Speights & Runyan, and the MagneTek Parties, taken together with the acceptance of the Plan by all impaired Classes of Claims and Equity Interests in which any Claims or Equity Interests were voted, provide independent evidence of the Debtors' and the other Plan Proponents' good faith in proposing the Plan. (Katz Decl. P. 13; Green Decl. P. 18; Ballot Certification Ex. C-1.)

                        iii. For the avoidance of doubt, the findings of fact and/or conclusions of law set forth in this Section I.E.3, and any other findings of fact and/or conclusions of law set forth in these Findings of Fact and Conclusions of Law with respect to good faith, relate solely to the Plan and the other Plan Documents (other than the Addendum and the Definitive Documents (as such term is defined in the Addendum)); the findings of fact and conclusions of law concerning the proposal of the Plan A Settlement in good faith are set forth exclusively in the Plan A Settlement Findings and Conclusions.

                  4 Section 1129(a)(4) -- Court Approval of Certain Payments as Reasonable

                      a. In accordance with section 1129(a)(4) of the Bankruptcy Code, no payment for services or costs and expenses of professionals in or in connection with the Reorganization Cases, or in connection with the Plan and incidental to the Reorganization Cases, has been or will be made by a Debtor other than payments that have been authorized by order of the Bankruptcy Court.

                      b. The Plan provides for the payment for services or costs and expenses of professionals subject to review by the Bankruptcy Court-appointed fee auditor and the Bankruptcy Court. (Plan ss. 2.5.) In addition, the Plan provides for the payment of various Administrative Claims, including those which are subject to Bankruptcy Court approval and the standards of the Bankruptcy Code. (Plan ss. 2.1.) The Plan also provides, at Section 8.14.6, that the Indenture Trustees shall receive reasonable compensation and reimbursement of actual and necessary expenses pursuant to the Indentures and the procedures set forth in the Plan, which include, inter alia, resolution of any dispute concerning such compensation and expenses by the Bankruptcy Court in accordance with Section 8.14.6(b) of the Plan. (Plan ss. 8.14.6.)

                      c. In connection with the foregoing, Section 11.3.6 of the Plan provides that the Bankruptcy Court shall retain jurisdiction after the Effective Date to hear and determine all applications for allowance of compensation of professionals or reimbursement of expenses thereof under sections 330, 331, or 503(b) of the Bankruptcy Code. (Plan ss. 11.3.6.)

                  5. Section 1129(a)(5) -- Disclosure of Identity of Proposed Management, Compensation of Insiders and Consistency of Management Proposals with the Interests of Creditors and Public Policy

                  On Exhibits 8.3.13 and 8.4 to the Plan (as such exhibits were modified or supplemented at or prior to the Confirmation Hearing), the Debtors have disclosed all necessary information regarding the Reorganized Debtors' directors and officers and, for the directors and officers of Reorganized Federal-Mogul who may constitute insiders, the nature of the compensation for such insiders. (Plan Exs. 8.3.13, 8.4; Katz Decl. P. 15.) The appointment or continuance of the proposed directors is consistent with the interests of the holders of Claims and Equity Interests and with public policy.

                  6.  Section 1129(a)(6) -- Approval of Rate Changes
The Debtors' current businesses do not involve the establishment of rates over which any regulatory commission has or will have jurisdiction after Confirmation. (Katz Decl. P. 16.)

                  7. Section 1129(a)(7) -- Best Interests of Holders of Claims and Equity Interests

                  Each holder of an impaired Claim or Equity Interest that has not accepted the Plan will on account of such Claim or Equity Interest (as applicable), as demonstrated by the liquidation analyses included as Exhibit B to the Supplemental Disclosure Statement, receive or retain property under the Plan having a value, as of the Effective Date, that is not less than the amount that such holder would so receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on the Effective Date. (Beckeman Decl. P. P. 5-8; Notice of Filing Updated Liquidation Analysis, D.I. 11854 (dated Mar. 26,
2007).)

                  8. Section 1129(a)(8) -- Acceptance of the Plan by Each Impaired Class

                      a. Pursuant to section 1129(a)(8) of the Bankruptcy Code, all Classes of Claims and Equity Interests in which there were Claims or Equity Interests that voted on the Plan have either accepted the Plan or are unimpaired. Specifically, the following Classes of Claims and Equity Interests voted to accept the Plan by at least two-thirds in amount and more than one-half in number of Claims (in accordance with section 1126(c) of the Bankruptcy Code), or, in the case of Classes of Equity Interests, by at least two-thirds in amount (in accordance with section 1126(d) of the Bankruptcy Code):

----------------------------------------------- --------------------------------
Category of Claims or Equity Interests          Classes Voting to Accept
--------------------------------------          ------------------------
                                                the Plan
                                                --------
----------------------------------------------- --------------------------------
Priority Claims (Class A)                       Classes 1A, 28A

----------------------------------------------- --------------------------------
Bank Claims (Class B)                           Classes 1B - 5B, 20B - 21B,
                                                23B-33B

----------------------------------------------- --------------------------------
Surety Claims (Class C)                         Classes 1C - 6C, 20C - 33C

----------------------------------------------- --------------------------------
Noteholder Claims (Class D)                     Classes 1D - 5D, 20D - 21D,
                                                23D - 33D

----------------------------------------------- --------------------------------
Convertible Subordinated Debenture              Class 1F
Claims (Class F)

----------------------------------------------- --------------------------------
Unsecured Claims (Class H)                      Classes 1H - 43H, 47H-54H,
                                                56H-58H, 61H-64H, 66H, 68H-69H,
                                                71H-74H, 76H-82H, 84H, 86H

----------------------------------------------- --------------------------------

----------------------------------------------- --------------------------------
Asbestos Property Damage Claims (Class H.PD)    Classes 6H.PD, 69H.PD, 80H.PD

----------------------------------------------- --------------------------------
Non-Priority Employee Benefit Claims (Class I)  Classes 6I - 7I

----------------------------------------------- --------------------------------
Asbestos Personal Injury Claims (Class J)       Classes 1J, 5J, 20J - 22J, 41J,
                                                57J - 86J

----------------------------------------------- --------------------------------
Affiliate Claims (Class L)                      Classes 1L - 5L

----------------------------------------------- --------------------------------
Federal-Mogul Corporation Preferred Stock       Class 1M
Interests (Class M)

----------------------------------------------- --------------------------------
Subordinated Securities Claims (Class N)        Class 1N

----------------------------------------------- --------------------------------
Federal-Mogul Corporation Common Stock          Class 1O
Interests (Class O)

----------------------------------------------- --------------------------------
Pneumo Parties Claims (Class Q)                 Classes 1Q, 5Q, 33Q, 37Q, 62Q

----------------------------------------------- --------------------------------

Accordingly, section 1129(a)(8) of the Bankruptcy Code has been satisfied with respect to all such Classes of Claims and Equity Interests.

                      b. In addition to the foregoing, the following Classes of Claims and Equity Interests are unimpaired under the Plan and, therefore, are deemed to have accepted the Plan:

----------------------------------------------- --------------------------------
Class A Priority Claims                         Classes 6A through 19A, Class
                                                33A, Classes 39A through 86A

----------------------------------------------- --------------------------------
Class E Other Secured Claims                    Classes 1E through 6E, Classes
                                                23E through 32E

----------------------------------------------- --------------------------------
Class G On-Site Environmental Claims Classes    1G through 5G, Classes 11G
                                                through 12G, Class 17G, Class
                                                30G, Class 32G

----------------------------------------------- --------------------------------
Class I Non-Priority Employee Benefit Claims    Classes 1I through 5I


----------------------------------------------- --------------------------------
Class K Bonded Claims                           Classes 1K through 5K

----------------------------------------------- --------------------------------

----------------------------------------------- --------------------------------
Class L Affiliate Claims                        Classes 6L through 19L, Classes
                                                23L through 86L

----------------------------------------------- --------------------------------
Class P Equity Interests                        Classes 2P through 86P

----------------------------------------------- --------------------------------

(Plan Art. III.)

          9. Section 1129(a)(9) -- Treatment of Claims Entitled to Priority Pursuant to Section 507(a) of the Bankruptcy Code

                        a. The Plan also meets the requirements regarding the payment of Administrative Claims and Priority Claims, as set forth in section 1129(a)(9) of the Bankruptcy Code. Specifically, Section 2.1 of the Plan provides that, subject to the terms of that section, each holder of an Allowed Administrative Claim against any of the Debtors shall receive Cash equal to the Allowed Amount of its Administrative Claim on or as soon as practicable after the Effective Date, except to the extent that any holder agrees to different treatment. (Plan ss. 2.1.) In addition, Article III of the Plan provides that holders of Allowed Priority Claims against each of the Debtors shall receive, on or as soon as practicable after the Effective Date, either (i) Cash equal to the Allowed Amount of such Priority Claim or (ii) such other treatment as may be agreed between such holder and the relevant Debtor. (See, e.g., Plan ss.ss. 3.1.1, 3.2.1, 3.3.1.)


                        b. With respect to claims of a kind specified in section 507(a)(8) of the Bankruptcy Code ("Priority Tax Claims"), the Plan provides that, except to the extent that any holder agrees to different treatment, each holder of an Allowed Priority Tax Claim shall receive on account of such Claim deferred cash payments, over a period not exceeding six (6) years after the date of assessment of each such Claim, of a value, as of the Effective Date of the Plan, equal to the Allowed Amount of such Priority Tax Claim. (Plan ss. 2.4.)

          10. Section 1129(a)(10) -- Acceptance By at Least One Impaired, Non-Insider Class

                  As indicated in the Ballot Certification and as reflected in the record of the Confirmation Hearing, at least one Class of Claims or Equity Interests that is impaired under the Plan has voted to accept the Plan, determined without including the acceptance by any insider, with respect to all Debtors under the Plan. (See Ballot Certification Ex. C-1.)

          11.  Section 1129(a)(11) -- Feasibility of the Plan

                        a. As demonstrated by the Debtors' financial projections contained in Exhibit B to the Supplemental Disclosure Statement, the Declarations, and the other evidence in the record, Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors, the Reorganized Debtors or any successor to the Reorganized Debtors under the Plan. (Beckeman Decl. P. 10.) The Debtors' management has asserted that the cash and liquidity available to them from their business operations and the Exit Facilities will be sufficient to, among other things, (i) refinance the DIP Facility as part of the Exit Facilities and (ii) provide adequate working capital for the Debtors' businesses. (Katz Decl. P. 17.) Based upon all of the evidence in the record, including the Katz Declaration, upon the Effective Date, the Reorganized Debtors will have sufficient operating cash and liquidity to meet their financial obligations under the Plan and to fund ongoing business operations. (Id.; Beckeman Decl. P.
P. 10-11; Henkin Decl. P. P. 13-14.)

                        b. The Plan additionally provides for a comprehensive resolution of the Debtors' liability for Asbestos Personal Injury Claims through the discharge of all such liability on the part of the Debtors and the assumption of liability for all Asbestos Personal Injury Claims against the Debtors by the Trust, subject in all cases to the provisions of Article IV of the Plan. (Plan ss.ss. 4.2, 4.4, 4.5.) The assumption of liability for Asbestos Personal Injury Claims by the Trust and the discharge of the Debtors from such liability on the terms set forth in the Plan are essential to ensuring that Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors.

          12.  Section 1129(a)(12) -- Payment of Bankruptcy Fees

                        Section 7.2.4 of the Plan provides that all fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on or before the Effective Date. (Plan ss. 7.2.4.) After the Effective Date, the Plan provides for the payment of all required fees pursuant to section 1930 of title 28 of the United States Code or any other statutory requirement and compliance with all statutory reporting requirements. (Plan ss. 8.14.13.)

          13.  Section 1129(a)(13) -- Retiree Benefits

                        The Plan provides that absent the termination of any retiree benefit plans to which section 1114 of the Bankruptcy Code is applicable in accordance with section 1114 of the Bankruptcy Code, and subject to the provisions of Section 5.4.2 of the Plan (concerning the U.K. Debtors' pension plans and Excluded Non-Qualified Pension Claims), payment of all retiree benefits under retiree benefit plans to which section 1114 of the Bankruptcy Code is applicable shall be continued after the Effective Date. (Plan ss. 5.4.) Accordingly, the Plan complies with the provisions of section 1129(a)(13) of the Bankruptcy Code.

          14.  Section 1129(d) -- Purpose of Plan

                  The principal purpose of the Plan is not avoidance of taxes or avoidance of the requirements of section 5 of the Securities Act of 1933, and there has been no filing by any governmental unit asserting such avoidance. Accordingly, the Plan complies with the provisions of section 1129(d) of the Bankruptcy Code. (See Katz Decl. P. 7 (stating that the principal purpose of the Reorganization Cases has been to resolve the Debtors' asbestos liabilities while de-leveraging the Debtors' balance sheet).)

     F. THE TRUST AND THE THIRD PARTY INJUNCTION COMPLY WITH SECTION 524(g) OF THE BANKRUPTCY CODE

                  The Plan comports with the Bankruptcy Code's requirements for issuance of an injunction to enjoin entities from taking legal action to recover, directly or indirectly, payment in respect of Asbestos Personal Injury Claims against the Reorganized Debtors or their property.

          1. The Trust Satisfies the Requirements of Section 524(g)(2)(B)(i) of the Bankruptcy Code

                        a. The Third Party Injunction is to be implemented in connection with the Trust, which is created pursuant to the Plan. (Plan ss.ss. 4.1, 9.3.2.)

                        b. Subject to the provisions of Article IV of the Plan, the Trust is to assume the liabilities of each and all of the Debtors that has a Class of Asbestos Personal Injury Claims ascribed to it under the Plan (the "Asbestos Debtors"). (Green Decl. P. 26.) Each of the Asbestos Debtors has been named as a defendant in personal injury, wrongful death or property damage actions seeking recovery for damages allegedly caused by the presence of, or exposure to, asbestos or asbestos-containing products. (Conroy Decl. P. P. 5-33; Polzin Decl. P. P. 5-15; see also ss. I.B, supra.) Accordingly, the Plan satisfies section 524(g)(2)(B)(i)(I) of the Bankruptcy Code.

                        c. The Trust is to be funded by the Trust Assets, which include, inter alia (and subject to the provisions of the Plan): (i) the Reorganized Federal-Mogul Class B Common Stock, which constitutes securities of one of the Debtors involved in the Plan; (ii) the Asbestos Insurance Actions, the Asbestos Insurance Action Recoveries attributable to any Asbestos Personal Injury Claims, and the proceeds of any Asbestos In-Place Insurance Coverage;
(iii) the Asbestos Insurance Settlement Agreements attributable to any Asbestos

Personal Injury Claims, other than such agreements attributable to the Hercules Policy, (iv) the Trust Causes of Action; and (v) any and all other funds, proceeds, or other consideration otherwise contributed to the Trust pursuant to the Plan and/or the Confirmation Order. (Plan ss.ss. 1.1.218 (definition of Trust Assets), 4.3; Green Decl. P. P. 19, 30.) Under the Certificate of Incorporation for Reorganized Federal-Mogul, the holders of the Reorganized Federal-Mogul Class B Common Stock have the right to receive a proportionate share of the distributions made to holders of common stock in Reorganized Federal-Mogul. (Plan Art. VIII & Ex. 8.3.12(1) (certificate of incorporation for Reorganized Federal-Mogul).) Accordingly, the Plan satisfies section 524(g)(2)(B)(i)(II) of the Bankruptcy Code.

                        d. The Reorganized Federal-Mogul Class B Common Stock to be distributed to the Trust pursuant to the Plan comprises a majority (i.e., 50.1%) of the voting shares of Reorganized Federal-Mogul. (Plan ss. 8.3.4.) Reorganized Federal-Mogul is the parent corporation of all of the other Debtors. (See Form 10-K for Federal-Mogul Corporation for the year ending December 31, 2006 (PS-173) at 4.) Accordingly, the Trust is to receive a majority of the voting shares of either "each such Debtor" (in the case of Reorganized Federal-Mogul) or "the parent corporation of each such Debtor" (in the case of all other Debtors), as provided in clauses (aa) and (bb) of section 524(g)(2)(B)(i)(III) of the Bankruptcy Code, and the requirements of that section are therefore satisfied.

                        e. The Trust is to use the Trust Assets and the income therefrom to pay the expenses of the Trust and Asbestos Personal Injury Claims (including Demands) (Plan ss.ss. 1.1.218 (definition of Trust Assets), 4.2.1; Green Decl. P. 26.) Accordingly, the Plan satisfies section 524(g)(2)(B)(i)(IV) of the Bankruptcy Code.

          2. The Trust Satisfies the Requirements of Section 524(g)(2)(B)(ii) of the Bankruptcy Code

                        a. The Findings of Fact set forth in Section I.B hereof are incorporated herein by reference.

                        b. Satisfaction of Section 524(g)(2)(B)(ii)(I) Requirements. Based on the long latency period of asbestos-related diseases and the substantial number of asbestos personal injury claims that had been asserted against the Asbestos Debtors prior to the Petition Date and the substantial number of such claims that remained unresolved on the Petition Date, the Debtors, either directly or indirectly, likely would be subject to substantial future Demands for payment arising out of the same or similar conduct or events that gave rise to the asbestos personal injury claims that were pending against the Asbestos Debtors on the Petition Date and that are addressed by the Third Party Injunction. (Conroy Decl. P. P. 5-29; Polzin Decl. P. P. 5-15.) In the case of the Fel-Pro Claims and the FMC/Vellumoid Claims, the only streams of the Debtors' asbestos liabilities as to which any of the Plan Objectors have challenged whether the requirements of section 524(g)(2)(B)(ii)(I) are satisfied, this finding is reinforced by the projections of B. Thomas Florence, Ph.D., who projected that approximately 2,634 to 8,065 Fel-Pro Claims were likely to be asserted over the next 42 years, and who further projected that approximately 200,000 to 500,000 FMC/Vellumoid Claims were likely to be asserted over the next 40 years. (Florence Fel-Pro Decl. P. 20, Ex. A at Table 3; Florence Vel. Decl. P. 21 & Table 1.)


                        c. Satisfaction of Section 524(g)(2)(B)(ii)(II) Requirements. In light of (i) the long latency period of asbestos-related diseases, (ii) the inherent uncertainties regarding asbestos-related claims and demands, and (iii) the substantial number and amounts of asbestos-related personal injury and wrongful death claims asserted against the Debtors prior to the Petition Date, the actual number and amounts of such future Demands to which the Debtors would be subject, and the timing of assertion of such Demands, cannot be determined.

                        d. Satisfaction of Section 524(g)(2)(B)(ii)(III) Requirements. The pursuit of Demands against the Debtors outside the procedures prescribed by the Plan (specifically, the assumption by the Trust of all of the Debtors' liabilities for Asbestos Personal Injury Claims and Demands (subject to
Article IV of the Plan) and the processing and payment of Asbestos Personal Injury Claims and Demands as provided in Article IV of the Plan and the Asbestos Personal Injury Trust Distribution Procedures), would be likely to threaten the Plan's purpose to deal equitably with Asbestos Personal Injury Claims and Demands. (Katz Decl. P. 18.) Specifically, the pursuit of Demands outside the procedures prescribed by the Plan would present an ongoing threat to the successful reorganization of the Debtors, which could result in reduced recoveries to holders of Asbestos Personal Injury Claims and Demands as a result of additional future restructuring proceedings. (Id.)

                        In addition, the pursuit of Demands outside of the procedures prescribed by the Plan would likely threaten the equitable treatment of Asbestos Personal Injury Claims (including Demands) by resulting in the consumption of the Debtors' assets by those claimants who first file suit, potentially leaving nothing for future Demand holders. (Green Decl. P. P. 43, 46.) Given that the Debtors have been subject to substantial past liabilities for Asbestos Personal Injury Claims (Conroy Decl. P. P. 5-29; Polzin Decl. P. P. 5-15), and because it is impossible to predict with reliability the outcome of future litigation relating to Asbestos Personal Injury Claims and Demands, there is a significant risk that, absent implementation of the procedures described in the Plan to address Asbestos Personal Injury Claims and Demands, the Debtors would be rendered unable to satisfy Demands.

                        Furthermore, the District Court has determined in the case of Asbestos Personal Injury Claims and Demands against T&N and its United Kingdom subsidiaries that the majority of those Debtors' liabilities for Asbestos Personal Injury Claims and Demands relates to Demands. See Federal-Mogul, 330 B.R. at 158-59. In the case of Fel-Pro Claims and FMC/Vellumoid Claims, the Plan Proponents have demonstrated that the number of Fel-Pro Claims and FMC/Vellumoid Claims likely to be asserted in the future exceeds the number of those pending against Fel-Pro and Federal-Mogul, respectively, as of the Petition Date, with between 2,634 to 8,065 future Fel-Pro Claims likely to be asserted and 200,000 and 500,000 future FMC/Vellumoid Claims likely to be asserted. (Florence Fel-Pro Decl. P. 20, Ex. A at Table 3; Florence Vel. Decl. P. 21 and Table 1.)

                        Also with respect to the Fel-Pro Claims and the FMC/Vellumoid Claims, the Plan Proponents have demonstrated that the post-Effective Date business of the Reorganized Debtors would be harmed, in the form of potentially higher borrowing costs, more restrictive terms from vendors, and similar costs, if the Fel-Pro Claims and the FMC/Vellumoid Claims were not addressed by the procedures prescribed by the Plan. (7/10/07 Hr'g Tr. 105:7-21; 143:20 - 146:7 (Katz).) The Plan Proponents further demonstrated that the financial projections prepared for the Debtors in connection with the Plan assumed that all Asbestos Personal Injury Claims against the Debtors would be treated as provided in the Plan (i.e., assumed by the Trust in accordance with the provisions of the Plan). (6/18/07 Hr'g Tr. 190:13-16 (Henkin).) Pursuit of the Fel-Pro Claims and FMC/Vellumoid Claims outside of the Plan's procedures thus threatens the financial health of the Reorganized Debtors and, consequently, the purposes of the Plan.

                        e. Satisfaction of Section 524(g)(2)(B)(ii)(IV) Requirements. The terms of the Third Party Injunction, including any provisions barring actions against third parties (i.e., the Protected Parties) pursuant to

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

section 524(g)(4)(A) of the Bankruptcy Code, are set out in conspicuous language in the Plan and the Disclosure Statement. (Plan ss.ss. 9.3.2; Disclosure Statement ss. VI.F.)

                        The Debtors designated, in Class J against each of the Asbestos Debtors (Class 1J, Classes 5J through 7J, Classes 11J through 15J, Class 17J, Classes 19J through 22J, Class 41J, and Classes 57J through 86J) separate Classes of Asbestos Personal Injury Claims, which Claims are to be addressed by the Trust. For each such Class of Asbestos Personal Injury Claims, over 75 percent of the holders of Asbestos Personal Injury Claims voted in favor of the Plan. (Ballot Certification Ex. C-1.)

                        f. Satisfaction of Section 524(g)(2)(B)(ii)(V) Requirements. As set forth in Article IV of the Plan and Exhibit 1.1.217 to the Plan (comprising the Trust Agreement and the Asbestos Personal Injury Trust Distribution Procedures), all Asbestos Personal Injury Claims shall be determined and paid pursuant to the terms of the Plan, the Trust Agreement and the Asbestos Personal Injury Trust Distribution Procedures. (Green Decl. P. P. 26-27.) The Trust Agreement and the Asbestos Personal Injury Trust Distribution Procedures provide that the Trust shall be administered by the Trustees (subject to the overall supervision of the TAC and the Future Claimants Representative), and shall operate through mechanisms such as structured, periodic or supplemental payments, pro rata distributions, matrices or periodic review of estimates of the numbers and values of present Asbestos Personal Injury Claims and Demands, or other comparable mechanisms, that provide reasonable assurance that the Trust will value, and be in a financial position to pay, present Asbestos Personal Injury Claims and Demands that involve similar claims in substantially the same manner. (Green Decl. P. P. 38-42; Plan Art. IV; Plan Ex.
1.1.217 (Asbestos Personal Injury Trust Distribution Procedures).)

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

                        In the case of the Fel-Pro Claims and the FMC/Vellumoid Claims, the Plan and the Asbestos Personal Injury Trust Distribution Procedures provide for the Trust to assume liability for such claims and then for the Trust to tender such claims to the insurer or insurers who have provided coverage for claims arising out of such exposure in accordance with the terms of the Plan, the Trust Agreement, and the Asbestos Personal Injury Trust Distribution Procedures. (Plan ss. 4.2, Plan Ex. 1.1.217 (Asbestos Personal Injury Trust Distribution Procedures) ss. 5.11(b); Green Decl. P. 34.) The Plan Proponents projected that the insurance assets available for the payment of Fel-Pro Claims at 72% to 82% of historical liquidated values and FMC/Vellumoid Claims at their full liquidated values thereby affording substantially similar treatment to Fel-Pro Claims and FMC/Vellumoid Claims, respectively. (Florence Fel-Pro Decl.
P. 20, Florence Vel. Decl. P. 22; Green Decl. P. P. 34-36.) The Trust Agreement and Asbestos Personal Injury Trust Distribution Procedures expressly provide for the possible future implementation of additional mechanisms, such as structured, periodic or supplemental payments, pro rata distributions, matrices or periodic review of estimates of the numbers and values of Fel-Pro Claims and/or FMC/Vellumoid Claims, to ensure that the Trust is able to continue to address present Claims and future Demands in a similar manner over its anticipated decades-long lifespan. (Plan Ex. 1.1.217; Green Decl. P. 42.) Accordingly, the Plan satisfies section 524(g)(2)(B)(ii)(V) of the Bankruptcy Code.

          3. The Extension of the Third Party Injunction to Third Parties Is Appropriate Pursuant to Section 524(g)(4) of the Bankruptcy Code

                        a. Sections 1.1.178 and 9.3.2 of the Plan contemplate that, in addition to protecting the Debtors, the Reorganized Debtors, their non-Debtor Affiliates, the Affiliated Subsidiaries, and all of their respective past and present officers, directors and employees, the Third Party Injunction

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

will be extended to protect the following non-debtor-related parties and third parties pursuant to sections 524(g)(3) and 524(g)(4)(A)(ii) of the Bankruptcy
Code:

                        i. the Noteholders, the holders of Bank Claims, and the Sureties, together with their respective successors, past and present officers, directors, and employees, in each case limited to such party's capacity as such, in accordance with section 524(g)(4)(A)(ii)(IV) of the Bankruptcy Code;

                        ii. any Entity which, pursuant to the Plan or after the Effective Date, becomes a direct or indirect transferee of, or successor to, any assets of the Debtors, Reorganized Federal-Mogul or the Trust, but only to the extent that a claim or liability is asserted against such Entity on account of its status as such transferee or successor, in accordance with section 524(g)(3)(A)(ii) of the Bankruptcy Code;

                        iii. any Entity that, pursuant to the Plan or after the Effective Date, makes a loan to the Debtors, Reorganized Federal-Mogul, or the Trust, but only to the extent that liability is asserted to exist by reason of such lending relationship or to the extent any Lien created in connection with such a loan is sought to be challenged or impaired, in accordance with section 524(g)(3)(a)(iii) of the Bankruptcy Code;

                        iv. each Settling Asbestos Insurance Company identified on Exhibit 1.1.198 to the Plan; provided, however, that in the event a Settling Asbestos Insurance Company enters into any Asbestos Insurance Settlement Agreement(s) that cover less than all Asbestos Insurance Policies applicable to such Settling Asbestos Insurance Company, such Settling Asbestos Insurance Company shall be a Protected Party only with respect to those Asbestos Insurance Policies as to which it has entered into an Asbestos Insurance Settlement Agreement or Agreements, in accordance with section 524(g)(4)(A)(ii)(III) of the Bankruptcy Code; and

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

                      v. Dan=Loc, in accordance with section 524(g)(4)(A)(ii)(I) and (IV) of the Bankruptcy Code.

                        b. Each Protected Party is identifiable from the terms of the Third Party Injunction by name or as part of an identifiable group. (Plan ss. 9.3.2.)

                        c. Identifying or describing each Protected Party in the Third Party Injunction is fair and equitable with respect to persons that might subsequently assert Demands against each such Protected Party, in light of the benefits provided, or to be provided, to the Trust by or on behalf of any such Protected Party. (Green Decl. P. 44.) The Plan Proponents demonstrated that holders of Bank Claims, the Sureties, and the holders of Noteholder Claims have made substantial contributions to the Debtors' reorganization and to the Trust through accepting significant discounts on their claims as a result of accepting the treatment afforded by the Plan. (Beckeman Decl. P. P. 17-22.) The Settling Asbestos Insurance Companies either have made or will make substantial contributions to the Trust in the form of payments of insurance proceeds under the settlement agreements that must be entered into in order to become a Settling Asbestos Insurance Company (Plan ss. 1.1.198 (definition of Settling Asbestos Insurance Company).) The Plan Proponents have also demonstrated that Dan=Loc has agreed to provide significant benefits to the Debtors and the Trust in order to be named in the Third Party Injunction, which no Plan Objector has contested. (Harn Decl. P. 12.) Specifically, Dan=Loc has agreed to release all claims (other than certain Asbestos Property Damage Claims) against the Debtors, their non-Debtor Affiliates, and the Released Parties, both in the form of a $3.6 million liquidated claim and future claims under indemnity agreements that are asserted to run through 2024. (Id.) These released claims include, among

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

other things, any Indirect Asbestos Personal Injury Claims Dan=Loc might otherwise have asserted against the Trust. (Id.) Accordingly, the extension of the Third Party Injunction to third parties is consistent with section 524(g)(4)(A)(ii) of the Bankruptcy Code.

                        4. The Interests of Future Asbestos Claimants were Properly Represented by the Future Claimants Representative

                        In accordance with section 524(g)(4)(B)(i) of the Bankruptcy Code, the Future Claimants Representative was appointed as part of the proceedings leading to the issuance of the Third Party Injunction for the purpose of protecting the rights of persons that might subsequently assert Demands of the kind that are addressed by the Third Party Injunction and channeled to and assumed by the Trust. (See Order Appointing Legal Representative for Future Claimants, D.I. 1222 (dated Feb. 11, 2002); Green Decl. P. 13.) The Future Claimants Representative has in all respects fulfilled his duties, responsibilities, and obligations as the futures representative in accordance with section 524(g) of the Bankruptcy Code.

                        5. Entry of the Third Party Injunction Is Fair and Equitable with Respect to Future Asbestos Claimants

                        The Trust is to use its assets and income to pay Asbestos Personal Injury Claims. (Plan ss. 4.2.1.) Each of the Protected Parties has made substantial contributions to the consideration to be distributed to the Trust, either directly or through the consensual resolution of claims against the Debtors that have made the Plan (including the creation of the Trust) feasible and have increased the value of the Reorganized Federal-Mogul Common Stock to be contributed to the Trust. (See ss. I.F.3.c, supra; Beckeman Decl. P.
P. 17-22; Harn Decl. P. 12.) In light of the substantial contributions to be made to the Trust by or on behalf of the Protected Parties, entry of the Third Party Injunction, and the naming of the Protected Parties therein, respectively, is fair and equitable with respect to persons that might subsequently assert future asbestos-related Demands. (Green Decl. P. 44.) Accordingly, the Plan satisfies section 524(g)(4)(B)(ii) of the Bankruptcy Code.

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

     G. THE SUPPLEMENTAL INJUNCTION IS APPROPRIATE AND NECESSARY TO SUPPLEMENT THE INJUNCTIVE EFFECT OF THE DISCHARGE AS PROVIDED IN SECTIONS 1141 AND 524 OF THE BANKRUPTCY CODE

                  In order to preserve and promote the settlements contemplated by and provided for in the Plan, and to supplement, where necessary, the injunctive effect of the discharge provided in sections 1141 and 524 of the Bankruptcy Code and as described in Article IX of the Plan, Section 9.3.1 of the Plan provides for the Supplemental Injunction. As described in more detail in
Section 9.3.1 of the Plan, the Supplemental Injunction enjoins all Entities that hold or assert claims, demands or causes of action against any of the Released Parties relating in any way to any Claim against or Equity Interest in any of the Debtors. The issuance of the Supplemental Injunction is necessary to preserve and promote the settlements contemplated by and provided for in the Plan, and to supplement, where necessary, the injunctive effect of the discharge provided in sections 1141 and 524 of the Bankruptcy Code, and hence issuance of the Supplemental Injunction is appropriate.

     H.   THE ASBESTOS INSURANCE ENTITY INJUNCTION SATISFIES THE REQUIREMENTS OF
          SECTION 105(a) OF THE BANKRUPTCY CODE

                  Pursuant to section 105(a) of the Bankruptcy Code, in order to protect the Trust and preserve the Trust Assets, Section 9.3.3 of the Plan provides for the Asbestos Insurance Entity Injunction with respect to certain actions against Asbestos Insurance Companies. As described in more detail in
Section 9.3.3 of the Plan, the Asbestos Insurance Entity Injunction enjoins all Entities (except the Trust and/or the Reorganized Debtors) that hold or assert

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

claims, demands, or causes of action related in any way to any Asbestos Personal Injury Claims or Demands from taking any actions to recover on such claims, demands, or causes of action from any Asbestos Insurance Company. The issuance of the Asbestos Insurance Entity Injunction is necessary to facilitate the Plan's provisions for the treatment of Asbestos Personal Injury Claims and demands and, accordingly, the Asbestos Insurance Entity Injunction is appropriate under section 105(a) of the Bankruptcy Code. (Green Decl. P.
45.)

     I.   COMPREHENSIVE SETTLEMENT OF CLAIMS AND CONTROVERSIES

                        1. Based upon the terms of the Plan and Plan Documents, as well as the representations and arguments of counsel for the Plan Proponents, the Declarations and all other testimony either actually given or proffered at the Confirmation Hearing or prior hearings and the full record of these Reorganization Cases, the findings and conclusions of which are hereby incorporated by reference as if fully set forth herein, the Bankruptcy Court finds that, pursuant to section 1123(b) of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration of the distributions and other benefits provided under the Plan, the provisions of the Plan, including, without limitation, the injunctions, releases, exculpations, indemnifications and discharges set forth in Sections 5.6, 9.1, 9.2, 9.3, and 9.6 of the Plan, constitute a good faith compromise and settlement of all claims or controversies relating to the rights that a holder of a Claim or Equity Interest may have with respect to any Claim, Asbestos Personal Injury Claim or Equity Interest or any distribution to be made pursuant to the Plan on account of any Allowed Claim, Asbestos Personal Injury Claim or Equity Interest. (Katz Decl. P. P. 13, 18, 20, 21, 24.)

                        2. Moreover, based upon the Plan Supporter Declarations and the representations and arguments of counsel for the Plan Proponents and all

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

other testimony either actually given or proffered at the Confirmation Hearing or prior hearings relating to the negotiations leading to, among other things, the Surety Claims Settlement Agreement, the U.K. Global Settlement Agreement, the Plan B Settlement Agreement, and ultimately the Plan, the Plan constitutes a fair and reasonable, good faith settlement and compromise of all claims or controversies relating to the rights of holders of Claims against and Equity Interests in the Debtors. (Katz Decl. P. 10, 13, 21.)

                        3. Finally, each of the injunctions, releases, exculpations, indemnifications and discharges set forth in Sections 5.6, 9.1, 9.2, 9.3, and 9.6 of the Plan is implemented in accordance with applicable law, is consensual, and/or is supported by substantial consideration. (Beckeman Decl.
P. P. 17-22; Katz Decl. P. 24; Green Decl. P. P. 44-45.)

     J.   SATISFACTION OF CONDITIONS TO CONFIRMATION

                        1. Section 7.1 of the Plan contains conditions precedent to Confirmation that must be satisfied or duly waived by the Plan Proponents. Pursuant to these Findings of Fact and Conclusions of Law and the Confirmation Order, each of the conditions precedent set forth in Section 7.1.1 through and including Section 7.1.3 of the Plan has been satisfied or duly waived, subject to the affirmance of the Confirmation Order by the District Court. In addition, by virtue of the Bankruptcy Court's approval of the Plan B Settlement, the condition precedent set forth in Section 7.1.4 of the Plan has been satisfied or duly waived, subject to the affirmance of the Confirmation Order by the District Court with respect to the Plan B Settlement solely in the event that the District Court rules on the Plan B Settlement.

                        2. Concerning the establishment of the Trust and the issuance of the Supplemental Injunction, the Third Party Injunction, and the Asbestos Insurance Entity Injunction, among other things, the Bankruptcy Court specifically finds:

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

                        a. The Supplemental Injunction, the Third Party Injunction, and the Asbestos Insurance Entity Injunction are to be implemented in connection with the Trust. (Plan ss.ss. 4.1, 9.3.2.)

                        b. As of the Petition Date, each of the Debtors that has a Class J - Asbestos Personal Injury Claims Class under the Plan had been named as a defendant in personal injury, wrongful death, or property damage actions seeking recovery for damages allegedly caused by the presence of, or exposure to, asbestos or asbestos-containing products. (Conroy Decl. P. P. 5-29; Polzin Decl. P. P. 5-15; see also ss.ss. I.B, I.F.1.b, supra.)

                        c. Subject to Article IV of the Plan, upon Confirmation, the Trust shall assume the liabilities of the Debtors with respect to Asbestos Personal Injury Claims. (Green Decl. P. 26.)

                        d. The Trust will be funded in part by the Reorganized Federal-Mogul Class B Common Stock, and all rights to receive dividends or other distributions on account of such stock. (Plan ss.ss. 1.1.218 (definition of Trust Assets), 4.3, Ex. 8.3.12(1) (Certificate of Incorporation for Reorganized Federal-Mogul); Green Decl. P. P. 19, 30.)

                        e. On the Effective Date, the Trust will own a majority of the voting shares of Reorganized Federal-Mogul; specifically, the Reorganized Federal-Mogul Class B Common Stock, which constitutes 50.1% of the common stock of Reorganized Federal-Mogul. (Plan ss. 4.3.)

                        f. The Trust will use its assets or income to pay Asbestos Personal Injury Claims and Demands. (Plan ss. 4.2.)

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

                        g. The Debtors are likely to be subject to substantial future Demands for payment arising out of the same or similar conduct or events that gave rise to the Asbestos Personal Injury Claims that are addressed by the Supplemental Injunction, the Third Party Injunction, and the Asbestos Insurance Entity Injunction. (See ss. I.F.2.b, supra.)

                        h. The actual amounts, numbers and timing of future Demands cannot be determined. (See ss. I.F.2.c, supra.)

                        i. Pursuit of Asbestos Personal Injury Claims, including Demands, outside the procedures prescribed by the Plan is likely to threaten the Plan's purpose to deal equitably with Asbestos Personal Injury Claims and Demands. (See ss. I.F.2.d, supra.)

                        j. The terms of the Supplemental Injunction, the Third Party Injunction, and the Asbestos Insurance Entity Injunction, including any provisions barring actions against third parties, are set forth in conspicuous language in the Plan and in the Disclosure Statement previously approved by this Court. (Plan ss.ss. 9.3.1, 9.3.2, 9.3.3; Disclosure Statement ss. VI.F.3.)

                        k. Pursuant to court orders or otherwise, the Trust shall operate through mechanisms, such as structured, periodic or supplemental payments, pro rata distributions, matrices or periodic review of estimates of the numbers and value of Asbestos Personal Injury Claims or other comparable mechanisms, that provide reasonable assurance that the Trust will value, and be in a financial position to pay, present Asbestos Personal Injury Claims and future Asbestos Personal Injury Claims and Demands that involve similar Claims in substantially the same manner. (Plan Ex. 1.1.217 (Asbestos Personal Injury Trust Distribution Procedures); Green Decl. P. P. 38-42; Plan Art. IV.)

                        l. The Future Claimants Representative was appointed as part of the proceedings leading to the issuance of the Supplemental Injunction, the Third Party Injunction, and the Asbestos Insurance Entity Injunction for the purpose of, among other things, protecting the rights of persons that might subsequently assert Demands of the kind that are addressed in the Supplemental Injunction, the Third Party Injunction, and the Asbestos Insurance Entity Injunction and transferred to and assumed by the Trust. (See Order Appointing Legal Representative for Future Claimants, D.I. 1222 (dated Feb. 11, 2002); Green Decl. P. 13.)

                        m. The inclusion of each Debtor or beneficiary within the protection afforded by the Supplemental Injunction, the Third Party Injunction, and the Asbestos Insurance Entity Injunction, as applicable, is fair and equitable with respect to the persons that might subsequently assert Demands against each such Debtor or beneficiary in light of the benefits provided, or to be provided, to the Trust on behalf of such Debtor or such beneficiary. (See ss.ss. I.F.5, I.G, I.H supra.)

                        n. The Plan complies in all respects with section 524(g) of the Bankruptcy Code. (See ss. I.F, supra.)

                        o. The Supplemental Injunction, the Third Party Injunction, and the Asbestos Insurance Entity Injunction are essential to the Plan and the Debtors' reorganization efforts. (Katz Decl. P. P. 18, 24.)

     K. SPECIFIC FINDINGS OF FACT RELATING TO SETTLEMENT OF ASBESTOS PROPERTY DAMAGE CLAIMS FILED BY SPEIGHTS & RUNYAN

                        The Plan Proponents seek to implement through the Plan a settlement with the holders of Asbestos Property Damage Claims filed by the law firm of Speights & Runyan (the "Speights & Runyan Settlement"). The Speights &

Runyan Settlement provides in summary that $36.2 million will be allocated under the Plan and under the Settlement Agreement attached to the Plan as Exhibit 8.26 to satisfy approximately 886 claims. (Plan Ex. 8.26.) Speights & Runyan has asserted that the total damages relating to such sites is over $1 billion. (Fisher Decl. P. 3.) The Debtors analyzed the Speights & Runyan claims for settlement purposes and concluded that, while there may have been meritorious defenses to many, if not all of the claims, an appropriate valuation for the claims for settlement purposes was $27 million to $54 million. (Fisher Decl. P. 13.) The Debtors additionally assessed their likely costs in litigating the Speights & Runyan Asbestos Property Damage Claims, and concluded that litigation costs of $5 million to $10 million could be incurred. (Fisher Decl. P. 14.) The Debtors concluded based on such considerations that the proposed $36.2 million Speights & Runyan Settlement was fair, reasonable and appropriate, both with respect to the resolution of such claims and the valuation of such claims as compared to those held by other claimants. (Fisher Decl. P. 15.)

     L.   SPECIFIC FINDINGS OF FACT RELATING TO PLAN B SETTLEMENT

                        The Plan B Settlement is one of two alternative settlements (together with the Plan A Settlement) proposed by the Plan Proponents for the resolution of the bulk of the claims of Cooper, Pneumo Abex, and their affiliates.(9) (Supp. Disclosure Statement ss. III.D.3 (describing Plan B Settlement); Green Decl. P. 24.) Reduced to summary form, the Plan B Settlement provides that, if implemented, the Pneumo Parties will receive $140 million ($138 million to be paid to Cooper and $2 million to be paid to Pneumo
Abex) from funds that would otherwise go to the Trust, in full and complete satisfaction of the claims held by the Pneumo Parties in respect of Pneumo Asbestos Claims. (Plan Ex. 8.22 (Plan B Settlement Agreement); Green Decl. P. 24.) The claims of Cooper alone to be satisfied by the Plan B Settlement have been asserted in aggregate amount (covering both present and future claims) in excess of $480 million. (Schumacher Decl. P. 40.)

(9) At the request of the Court, the Plan Proponents, Cooper and Pneumo Abex have submitted separate findings of fact and conclusions of law respecting the Plan A Settlement. (See Plan A Settlement Findings and Conclusions).

                        The Plan B Settlement is proposed in good faith. The Plan, including the Plan B Settlement, was approved by overwhelming majorities of the holders of Asbestos Personal Injury Claims. (Ballot Certification Ex. C-1 (showing greater than 90% acceptance of the Plan among all Classes of Asbestos Personal Injury Claims at all Debtors); Lockwood Decl. P. 4.) In addition, the Debtors, through their financial advisors, AlixPartners, analyzed the assets of both the Debtors and certain non-Debtor Affiliates that could be available to satisfy any claims asserted by Cooper, and concluded that even if the number of entities Cooper could proceed against was limited, the assets available to satisfy Cooper's claims were likely to be in excess of the $140 million settlement amount payable under the Plan B Settlement. (Beckeman Decl. P. P. 11-16.) The Plan B Settlement was the product of protracted, detailed and extensive arms-length negotiations under the auspices of the Court-appointed mediator, Professor Francis E. McGovern (McGovern Decl. P. 10.) Based on these facts, Professor McGovern, as well as the Debtors, the Asbestos Claimants Committee, and the Future Claimants Representative, concluded that the Plan B Settlement is a fair and reasonable resolution of the Pneumo Parties Claims against the Debtors, and further concluded that the Plan B Settlement should be approved. (McGovern Decl. P. 14; Lockwood Decl. P. 5; Green Decl. P. 25; Katz Decl. P. 10.)

                        As a result of the foregoing, the Plan B Settlement is fair, reasonable and adequate within the standards set forth in Protective Comm. for Indep. Stockholders of TMT Ferry, Inc. v. Anderson, 390 U.S. 414, 424
(1968); Myers v. Martin (In re Martin), 91 F.3d 389, 393 (3d Cir. 1996).

                        For the avoidance of doubt, the findings of fact and/or conclusions of law set forth in this Section I.L relate solely to the Plan B Settlement; the findings of fact and/or conclusions of law concerning the proposal of the Plan A Settlement in good faith are set forth exclusively in the Plan A Settlement Findings and Conclusions.

     M.   SPECIFIC FINDINGS OF FACT ON INSURANCE NEUTRALITY OF THE PLAN

                        The Plan contains various detailed provisions that are intended to render the Plan "insurance neutral." (See, e.g., Plan ss. 10.4.) Specifically, Section 10.4.1 of the Plan, as well as numerous accompanying provisions, apply to all Asbestos Insurance Companies other than Certain Underwriters at Lloyd's, London and Certain London Market Companies ("London Market Insurers"). Those provisions were negotiated by and among the Debtors, the Asbestos Claimants Committee, the Future Claimants Representative, and the representatives of a number of the Asbestos Insurance Companies, more than thirty (30) of which ultimately signed a stipulation agreeing to limit their objections to Confirmation of the Plan and their attendant discovery concerning Confirmation as a result of the Plan's inclusion of such language (the "Insurance Neutrality Stipulation"). (Order (I) Approving Stipulation Regarding Plan Modifications and Potential Confirmation Objections and Plan-Related Discovery by Certain Insurance Companies, (II) Staying Discovery Requests by Certain Insurance Companies, and (III) Granting Related Relief, D.I. 10606 (Sept. 19, 2006).)(10) The provisions of Section 10.4 and its accompanying provisions, which were appended to the Insurance Neutrality Stipulation (in forms that have been slightly modified in the Plan) are modeled upon the insurance neutrality provisions contained in the Plan confirmed by this Court in

------------------------
(10) Certain others of the Asbestos Insurance Companies did not sign the Insurance Neutrality Stipulation, and objected to Confirmation of the Plan on numerous grounds including, inter alia, that the Plan was not, in their view, insurance neutral.

In re Kaiser Aluminum Corp., 02-10429 (JKF) (Bankr. D. Del. Feb. 6, 2005).

                        Section 10.4.2 of the Plan, which applies only to London Market Insurers, is modeled upon the insurance neutrality provisions contained in the plan of reorganization approved by the Third Circuit as "insurance neutral" in In re Combustion Engineering, Inc., 391 F.3d 190 (3d. Cir. 2004). The Plan Proponents and London Market Insurers agreed that as a result of the inclusion of the provisions of Section 10.4.2 in the Plan, London Market Insurers would limit its objections to confirmation of the Plan solely to the issue of whether, under the Bankruptcy Code as a matter of law, the assignment of any Asbestos Insurance Policies or other rights and obligations with respect to, arising under, or related to Asbestos Insurance Policies subscribed by London Market Insurers is valid and enforceable against London Market Insurers notwithstanding (i) anti-assignment provisions in or incorporated in the Asbestos Insurance Policies subscribed by London Market Insurers and (ii) applicable state law. (Certification of Counsel with Respect to Stipulation by and Between (I) Plan Proponents and (II) Certain Underwriters at Lloyd's, London and Certain London Market Companies, D.I. 13062, Ex. 1 (July 24, 2007).)

II.      CONCLUSIONS OF LAW

     A.   JURISDICTION AND VENUE

                        The Bankruptcy Court and the District Court have jurisdiction over this matter pursuant to 28 U.S.C. ss.ss. 157 and 1334. Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. ss. 157(b)(2). Each of the Debtors was and is qualified to be a debtor under section 109 of the Bankruptcy Code. Venue of the Chapter 11 Cases in the United States Court for the District of Delaware was proper as of the Petition Date, pursuant to 28 U.S.C. ss. 1408, and continues to be proper. The Bankruptcy Court has jurisdiction to enter a final order with respect thereto, except to the extent of the requirements of section 524(g) of the Bankruptcy Code for issuance or affirmance of the Confirmation Order by the District Court.

     B.   MODIFICATIONS TO THE PLAN

                        The Modifications do not materially and adversely affect or change the treatment of any Claim against or Equity Interest in any Debtor. Pursuant to section 1127(b) of the Bankruptcy Code and Bankruptcy Rule 3019, the Modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or the resolicitation of acceptances or rejections of the Plan under section 1126 of the Bankruptcy Code, nor do they require that holders of Claims against or Equity Interests in the Debtors be afforded an opportunity to change previously cast acceptances or rejections of the Plan as filed with the Bankruptcy Court. Disclosure of the Modifications constitutes due and sufficient notice thereof under the circumstances of the Reorganization Cases. Accordingly, the Plan (as modified) is properly before the Bankruptcy Court and all votes cast with respect to the Plan prior to the Modifications shall be binding and shall be deemed to be cast with respect to the Plan as modified.

     C.   EXEMPTIONS FROM TAXATION

                        Pursuant to section 1146(c) of the Bankruptcy Code, (i) any transfers in the United States from a Debtor to a Reorganized Debtor or any other Entity pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, franchise tax, or other similar tax or governmental assessment, and (ii) the appropriate state or local governmental officials or agents are hereby directed to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any

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such tax or governmental assessment. In addition, pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of any security contemplated by the Plan (including, without limitation, the Reorganized Federal-Mogul Junior Secured PIK Notes, the Warrants, and the Reorganized Federal-Mogul Common Stock) or the making or delivery of any instrument of transfer under the Plan, may not be taxed under any law imposing a stamp tax or similar tax.

     D.   COMPLIANCE WITH SECTION 1129 OF THE BANKRUPTCY CODE

                        As set forth in Section I.E above, the Plan complies in all respects with the applicable requirements of section 1129 of the Bankruptcy Code.

     E.   COMPLIANCE WITH SECTION 524(g) OF THE BANKRUPTCY CODE

                        As set forth in Section I.F above, the Plan complies in all respects with the applicable requirements of section 524(g) of the Bankruptcy Code.

     F.   PROPRIETY OF VARIOUS AGREEMENTS AND PLAN-RELATED DOCUMENTS

                        1. In light of the extensive litigation in the Reorganization Cases and based on the evidentiary record presented at the Confirmation Hearing, including the Declarations, and in light of all of the circumstances and the record in these Reorganization Cases, the terms of the various settlements incorporated in the Plan are fair, reasonable and adequate, in accordance with applicable case law; provided, however, that the Plan A Settlement is subject to the Plan A Approval Order. See Protective Comm. for Indep. Stockholders of TMT Ferry, Inc. v. Anderson, 390 U.S. 414, 424 (1968); Myers v. Martin (In re Martin), 91 F.3d 389, 393 (3d Cir. 1996).

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                        2. In light of all of the circumstances and the record
in the Reorganization Cases, each of the transactions contemplated by or referenced in the Plan Documents and the creation of the Trust is integral to the terms, conditions and settlements contained in the Plan and is critical to the effectuation of the purposes of the Plan, subject to the terms and conditions of the Plan and the Plan Documents. (Katz Decl. P. P. 18-24.) All contracts, instruments, releases, agreements and documents related to, or necessary to implement, effectuate and consummate, the Plan, including, without limitation, (a) each of the Amended and Restated Certificate of Incorporation of Reorganized Federal-Mogul and the Amended and Restated Bylaws of Reorganized Federal-Mogul; (b) the Warrants; (c) the Plan Support Agreement; (d) all agreements and documents to be executed and delivered in connection with the Call Option; (e) all agreements and documents to be executed and delivered in connection with the Trust; (f) the Reorganized Federal-Mogul Secured Term Loan Agreement and the Reorganized Federal-Mogul Junior Secured PIK Notes; (g) the Plan B Settlement Agreement; and (h) that certain Credit Agreement to be entered into among Reorganized Federal-Mogul, Citicorp USA, Inc., as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, and the Lenders from time to time party thereto (the "Exit Facility Credit Agreement"), together with all other contracts, instruments, agreements and documents to be executed and delivered by any Debtor or Reorganized Debtor in connection with the Exit Facility Credit Agreement, are valid, proper and reasonable under the circumstances and due and sufficient notice thereof has been provided in connection with, among other things, approval of (i) the Disclosure Statement and the Supplemental Disclosure Statement, (ii) entry of the Solicitation Procedures Order and the Supplemental Solicitation Procedures Order, and (iii) Confirmation of the Plan. (Katz Decl. P. 21.)

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                        3. Without limiting the approvals set forth above with
respect to the settlements embodied in the Plan, the entry into the Plan B Settlement by the Debtors, the Asbestos Claimants Committee, and the Future Claimants Representative is a reasonable exercise of the business judgment of those parties in accordance with the standards set forth in TMT Ferry, 390 U.S. at 424 and Martin, 91 F.3d at 393, and is therefore approved.

                        4. Without limiting the approvals set forth above with respect to the settlements embodied in the Plan, the entry into the Speights & Runyan Settlement by the Debtors and the implementation of such settlement through the Plan is a reasonable exercise of the business judgment of those parties in accordance with the standards set forth in TMT Ferry, 390 U.S. at 424 and Martin, 91 F.3d at 393, and is therefore approved.

     G.   GOOD FAITH NEGOTIATION, IMPLEMENTATION AND CONSUMMATION

                        The Debtors, the Official Committees, the Future Claimants Representative, the Administrative Agent, Thornwood, Cooper, Pneumo Abex, the agents to the lenders under the Exit Facilities, and all other parties entering into settlements embodied in the Plan, as applicable, participated in good faith in negotiating, at arm's length, the Plan, the Plan Documents, and all other contracts, instruments, releases, agreements and documents related to or necessary to implement, effectuate and consummate the Plan, including, without limitation, (a) the new or amended certificates of incorporation and bylaws or comparable constituent documents of the Reorganized Debtors; (b) the Warrants; (c) the Plan Support Agreement; (d) the documents relating to the Call Option; (e) all agreements and documents to be executed and delivered in connection with the Trust; (f) the Exit Facilities and all other contracts, instruments, agreements and documents to be executed and delivered by any Debtor or Reorganized Debtors in connection therewith; (g) the Reorganized Federal-Mogul Secured Term Loan Agreement and the Reorganized Federal-Mogul

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Junior Secured PIK Notes; and (h) the Plan B Settlement Agreement. Each of the
Debtors, the Official Committees, the Future Claimants Representative, the Administrative Agent, Thornwood, Cooper, Pneumo Abex, the agents to the lenders under the Exit Facilities, and all other parties entering into settlements embodied in the Plan, as applicable, also participated in good faith in each of the actions taken to bring about, and in satisfying each of the conditions precedent to, confirmation and consummation. (Katz Decl. P. 21.) In so determining, the Court has examined, among other things, the totality of the circumstances surrounding the filing of the Reorganization Cases, the record of these proceedings and the Plan, the Plan Documents and all related pleadings, exhibits, statements and comments regarding Confirmation of the Plan. For the avoidance of doubt, the findings of fact and/or conclusions of law set forth in this Section II.G relate solely to the Plan, the Plan Documents, and all other contracts, instruments, releases, agreements and documents related to or necessary to implement, effectuate and consummate the Plan; the findings of fact and/or conclusions of law concerning the proposal of the Plan A Settlement in good faith are set forth exclusively in the Plan A Settlement Findings and Conclusions.

     H. ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND THE INDEMNIFICATION OBLIGATIONS

                        The assumption by the Debtors of all existing executory contracts and unexpired leases, with the exception of any contracts or leases listed on Exhibit 5.1.2 to the Plan or identified in Section 5.2 of the Plan, is both beneficial and necessary to the Debtors' and Reorganized Debtors' business operations upon and subsequent to emergence from chapter 11. (Katz Decl. P. 22.) The assumption of such executory contracts and unexpired leases pursuant to the Plan is a sound exercise of the Debtors' business judgment and is in the best interest of the Debtors, their estates, and their creditors. (Katz Decl. P. 23.)

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Based upon, among other things, the Reorganized Debtors' anticipated financial wherewithal after the Effective Date, including, without limitation, the operating cash and liquidity available to the Reorganized Debtors under the Exit Facilities to fund their post-emergence business operations, each Reorganized Debtor that is assuming a contract or lease pursuant to the Plan has demonstrated that it will be fully capable of performing under the terms and conditions of the respective contract or lease to be assumed or assumed and assigned on a going forward basis. (Id.)

     I. APPROVAL OF THE DISCHARGES, RELEASES, INJUNCTIONS, INDEMNIFICATIONS AND EXCULPATIONS PROVIDED UNDER THE PLAN

                        Each of the discharges, releases, injunctions, indemnifications and exculpations provided under the Plan, including those set forth in Sections 5.6, 9.1, 9.2, 9.3 and 9.6 of the Plan, is (1) integral to the terms, conditions and settlements contained in the Plan, (2) appropriate in connection with the reorganization of the Debtors and (3) supported by reasonable consideration. (Katz Decl. P. 24; Beckeman Decl. P. P. 17-22; Green Decl. P. P. 44-45.) In light of all of the circumstances and the record in the Reorganization Cases, each of the discharges, releases, injunctions, indemnifications and exculpations provided under the Plan is fair and reasonable to all parties in interest. Each of the discharge, release, injunctive, indemnification and exculpation provisions set forth in the Plan and the Confirmation Order is: (i) within the jurisdiction of the Bankruptcy Court under 28 U.S.C. ss.ss. 1334(a), 1334(b) and 1334(d); (ii) an essential means of implementing the Plan pursuant to section 1123(a)(6) of the Bankruptcy Code;
(iii) an integral element of the transactions incorporated into the Plan; (iv) beneficial to, and in the best interests of, the Debtors, their estates and their creditors; (v) critical to the overall objectives of the Plan to finally resolve all Claims among or against the parties in interest in the Reorganization Cases with respect to each of the Debtors; and (vi) consistent with sections 105, 1123, 1129 and other applicable provisions of the Bankruptcy Code.

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     J.   CONCLUSIONS OF LAW CONCERNING INSURANCE NEUTRALITY OF THE PLAN AND
          INSURER STANDING

                        As stated in Section 10.4 of the Plan, and accompanying additional provisions of the Plan, the rights of issuers of Asbestos Insurance Policies, including all Asbestos Insurer Coverage Defenses, are preserved save for defenses concerning the assignment of Asbestos Insurance Action Recoveries, Asbestos Insurance Actions and Asbestos In-Place Insurance Coverage discussed in
Section II.K, infra. As a result, the Plan "broadly preserves [the Asbestos Insurance Companies'] pre-petition rights under the subject insurance policies and settlements," and permits the Asbestos Insurance Companies to "dispute coverage under specific policies, and . . . raise any of the same challenges or defenses to the payment of claims available pre-petition." In re Combustion Engineering, Inc., 391 F.3d 190, 217 (3d Cir. 2004). Moreover, based on the presence of the insurance neutrality provisions in the Plan, the Plan does not diminish the rights of the Asbestos Insurance Companies or increase their burdens under the subject insurance policies and settlements. (Id.) Accordingly, the Plan is "insurance neutral" as a matter of law, following the decision in Combustion Engineering, 391 F.3d at 217.

                        As in Combustion Engineering, because the Plan has been rendered "insurance neutral" and broadly preserves the Asbestos Insurance Companies' rights and defenses to coverage, the Plan does not affect the direct interests of the Asbestos Insurance Companies (with the exception of the assignment issue discussed in Section II.K, infra), and hence the Asbestos Insurance Companies lack standing to contest Confirmation of the Plan. See In re Orlando Investors, L.P., 103 B.R. 593, 596 (Bankr. E.D. Pa. 1989).

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     K.   TRANSFER AND ASSIGNMENT OF ASBESTOS INSURANCE ACTION RECOVERIES,
          ASBESTOS INSURANCE ACTIONS, AND THE ASBESTOS IN-PLACE INSURANCE
          COVERAGE

                        The transfer and assignment of the Asbestos Insurance Action Recoveries, Asbestos Insurance Actions, and the Asbestos In-Place Insurance Coverage by the Debtors to the Trust pursuant to Section 4.3 of the Plan, the preemption of any anti-assignment provisions of the Asbestos Insurance Policies pursuant to sections 524(g), 541(c)(1), 1123(a)(5)(B) and 1129(a)(1) of the Bankruptcy Code, and the adjudication of the objections of certain Asbestos Insurance Companies to such assignment and preemption are and shall be exclusively the subject of the Order Granting Joint Motion Seeking Determination of Asbestos Insurance Assignment and Preemption Issues Pursuant to Plan (the "Preemption Order") which has been entered by this Court, or may be entered hereafter. These Findings of Fact and Conclusions of Law are separate and independent from, and are mutually independent of, the terms and conditions of the Preemption Order.

     L.   OBJECTIONS TO THE PLAN

                        Based upon the record of these Reorganization Cases, the Bankruptcy Court hereby determines that all of the objections to Confirmation, whether informal or filed (including, without limitation, the Objections), to the extent not satisfied by the Modifications or by separate agreement, have been consensually resolved or otherwise voluntarily withdrawn, provided, however, that as set forth in Section II.K hereof, the objections of certain Asbestos Insurance Companies with respect to the transfer of the Asbestos Insurance Action Recoveries, Asbestos Insurance Actions, and the Asbestos In-Place Insurance Coverage to the Trust pursuant to the Plan and the preemption of any anti-assignment provisions of the Asbestos Insurance Policies and any other applicable non-bankruptcy law pursuant to the Bankruptcy Code are and shall be exclusively the subject of the separate and independent Preemption Order.

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Dated: November 8, 2007


                                  /s/ Judith K. Fitzgerald
                                 -------------------------------------------
                  .              The Honorable Judith K. Fitzgerald


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